Confidential treatment has been requested for portions of this document.  This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request.  Omissions are designated by the symbol […***…].  A complete version of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1

CREDIT AGREEMENT

dated as of

March 10, 2011

among

ALLEGIANT TRAVEL COMPANY,
as Borrower,

THE LENDERS PARTY HERETO

CITADEL SECURITIES TRADING LLC,
as Administrative Agent

THE BANK OF NEW YORK MELLON,
as Collateral Agent

and

FIFTH THIRD BANK, N.A.
as Documentation Agent

___________________________

CITADEL SECURITIES LLC,

as Sole Lead Arranger and Bookrunner

i

Table of Contents
Page
SCHEDULES

Schedule 1.01(a)	-	Existing Financing
Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Mortgaged Property
Schedule 2.01	-	Lenders and Commitments
Schedule 3.07(e)	-	List of Aircraft, Engines and Leases
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.19(c)	-	Mortgage Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 3.20(c)	-	Location of Spare Parts
Schedule 3.23(b)	-	FAA Non-Compliance
Schedule 3.23(d)	-	Maintenance
Schedule 5.14	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Investments
Schedule 6.05	-	Offices

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Form of Mortgage
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit G-1	-	Form of Opinion of Ellis Funk, P.C.
Exhibit G-2	-	Form of Opinion of Durham, Jones & Pinegar, P.C.
Exhibit H	-	Form of Compliance Certificate
Exhibit I	-	Form of Aircraft Security Agreement
Exhibit J	-	Intercompany Note

v

CREDIT AGREEMENT dated as of March 10, 2011 (the “Agreement” or this “Credit Agreement”), among ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), CITADEL SECURITIES TRADING LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount not in excess of $125,000,000.  The proceeds of the Term Loans are to be to used to replenish funds used to repay certain previous financing and for general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.5% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Adverse Claim” means any Lien or any claim of ownership or other property right, other than Liens permitted under Section 6.02.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Aircraft” has the meaning assigned to such term in the Aircraft Security Agreement.

“Aircraft Collateral”  has the meaning assigned to such term in the Aircraft Security Agreement.

“Aircraft Security Agreement” means the Aircraft Security Agreement by the Loan Parties party thereto in favor of the Collateral Agent, in substantially the form of Exhibit I hereto, together with any mortgage supplements (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Airframe” has the meaning assigned to such term in the Aircraft Security Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day,  (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) 2.5% per annum.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 4.25% per annum, (b) with respect to any ABR Term Loan, 3.25% per annum and (c) with respect to any Incremental Revolving Loan, as set forth in the applicable Incremental Revolving Loan Assumption Agreement, subject to any adjustment in accordance with Section 2.24 or 2.25 hereof.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any Person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) any sale, transfer or other disposition of any of the offices of the Loan Parties set forth in Schedule 6.05, (iii) internal transfers among Loan Parties, (iv) dispositions or swaps of engines or spare parts disposed of or swapped in the ordinary course of business, and (v) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $500,000).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Amount” means, as of any time, an amount equal to (a) the sum of (w) $50,000,000, (x) the net proceeds of any Equity Issuance, (y) 50% of any Excess Cash Flow for any completed calendar year ending after the date of this Agreement in which the Leverage Ratio as of December 31 of such calendar year is less than 1.5:1.0, and (z) 25% of any Excess Cash Flow for any completed calendar year ending after the date of this Agreement in which the Leverage Ratio as of December 31 of such calendar year is greater than or equal to 1.5:1.0 but less than 2.5:1.0; minus (b) the sum of (w) the aggregate amount of Restricted Payments made prior to such time which would not have been permitted to be made under this Agreement but for Section 6.06(a)(iii), (x) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries outstanding at such time which would not have been permitted to be incurred under this Agreement but for Section 6.01(j)(ii), (y) the aggregate amount outstanding under Section 6.04(j) at such time which would not have been permitted to be made  but for Section 6.04(j)(ii) and (z) the aggregate amount of any Capital Expenditures made prior to such time which would not have been permitted to be made but for clause (y) in Section 6.10.

 “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.  A Borrowing shall be deemed to occur only when new funds are advanced and will not be deemed to have occurred when a new Interest Period begins, regardless of whether an ABR Borrowing or a Eurodollar Borrowing is continued or converted.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).

 “Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any Capitalized Engine Overhaul Costs and any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Engine Overhaul Costs” means the costs associated with an engine overhaul that are capitalized under the “built-in overhaul” method of accounting.

A “Change in Control” shall be deemed to have occurred if (a)  any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Investor, shall own, directly or indirectly, beneficially or of record, shares representing more than the Control Percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.  “Control Percentage” shall mean the higher of (i) 30% and (ii) the percentage owned by the Permitted Investor of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Other Term Loans or Incremental Revolving Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment, Incremental Term Loan Commitment or Incremental Revolving Loan Commitment.

“Closing Date” shall mean March 10, 2011.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Aircraft Collateral and the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Collateral Agent Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment, Incremental Term Loan Commitment and Incremental Revolving Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated February, 2011.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) stock compensation expense, and (v) any other non-cash charges (other than the write-down of Current Assets, but including ordinary losses from asset dispositions) for such period, and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated EBITDA pursuant to clause (a)(iv) above in a previous period, and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items (excluding any non-cash items to the extent it represents an accrual or reversal of any accrual for any cash item in another period) of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that, solely for the purposes of calculating the Leverage Ratio and the Interest Coverage Ratio (including, without limitation, pursuant to 6.01(g)) the Consolidated EBITDA of any Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period); provided further, for the purposes of calculating Consolidated EBITDA, notwithstanding any change the Borrower may make in the manner it treats Capitalized Engine Overhaul Costs, Capitalized Engine Overhaul Costs shall be treated in the manner such amounts were treated in the financial statements delivered pursuant to Section 3.05.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary, (c) the income of any Person in which any other Person (other than the Borrower or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Wholly Owned Subsidiary by such Person during such period, and (d) any gains attributable to sales of assets out of the ordinary course of business.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the term loan and revolving credit facilities provided for by this Agreement.

“Current Assets” shall mean, at any time, the consolidated current assets (other than non-restricted cash and Permitted Investments) of the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Incremental Revolving Loans.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Incremental Revolving Loan Lender that has (a) defaulted in its obligation to make an Incremental Revolving Loan, or (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation, or any Lender that has become insolvent or the assets or management of which has been taken over by any Governmental Authority.

 “Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender, and (d) any other Person (other than a natural person) approved by the Administrative Agent which, in the case of any approval of an initial Incremental Term Loan Lender or an initial Incremental Revolving Loan Lender, shall not be unreasonably withheld; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates.

“Engine” has the meaning assigned to such term in the Aircraft Security Agreement.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of the Borrower or any such Subsidiary, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares, and (c) sales or issuances of common stock of the Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any Fiscal Year of the Borrower, an amount (not less than zero) equal to the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such Fiscal Year, (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such Fiscal Year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Fiscal Year), (iii) Net Insurance/Condemnation Proceeds or Net Cash Proceeds from Asset Sales in the Fiscal Year in which used for Permitted Reinvestments within the timeframe permitted under the definition of Net Insurance/Condemnation Proceeds or Net Cash Proceeds, as applicable, provided that such Net Insurance/Condemnation Proceeds or Net Cash Proceeds from Asset Sales shall be considered to have been used for Permitted Reinvestments in the previous Fiscal Year if received in such previous Fiscal Year and so applied prior to the earlier of the 90th day following the end of such previous Fiscal Year or the date (if applicable) on which the Borrower makes the Excess Cash Flow payment for such previous Fiscal Year pursuant to Section 2.13(b) (in which case such amounts shall be excluded from the calculation of Excess Cash Flow in respect of the subsequent Fiscal Year), and (iv) the proceeds of Indebtedness incurred under Section 6.01(d) in the Fiscal Year of receipt provided that such proceeds shall be considered to have been received in the previous Fiscal Year if the related fixed or capital assets were acquired in the previous Fiscal Year and the proceeds of the Indebtedness are received prior to the earlier of the 90th day following the end of such previous Fiscal Year or the date (if applicable) on which the Borrower makes the Excess Cash Flow payment for such previous Fiscal Year pursuant to Section 2.13(b) (in which case such amounts shall be excluded from the calculation of Excess Cash Flow in respect of the subsequent Fiscal Year); over (b) the sum, without duplication, of (i) the amount of any income Taxes payable in cash by the Borrower and the Subsidiaries with respect to such Fiscal Year, (ii) Consolidated Interest Expense for such Fiscal Year paid in cash, (iii) Capital Expenditures made in cash in accordance with Section 6.10 during such Fiscal Year, (iv) permanent repayments of Indebtedness (other than repayments of the Existing Financing, repayments of other Indebtedness made on or before the Closing Date or mandatory prepayments of Loans under Section 2.13) made in cash by the Borrower or the Subsidiaries during such Fiscal Year, but only to the extent that the Indebtedness so repaid by its terms cannot be reborrowed or redrawn and such repayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and (v) additions to noncash working capital for such Fiscal Year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Fiscal Year).

“Excluded Collateral” has the meaning given to such term in the Aircraft Security Agreement.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

“Existing Financing” means those certain financings described on Schedule 1.01(a).

“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

 “Fee Letter” shall mean the Fee Letter dated March 10, 2011, between the Borrower and the Administrative Agent.

“Fee Schedule” means the Fee Schedule dated February 28, 2011 by the Collateral Agent and consented to and agreed to by the Borrower.

“Fees” shall mean the Upfront Fee, the Collateral Agent Fees and the Administrative Agent Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fiscal Year” means January 1 through December 31.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.02(k).

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Incremental Revolving Loan Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate amount of all Incremental Revolving Loan Commitments established prior to such time pursuant to Section 2.25; provided that the sum of the Incremental Revolving Loan Amount and Incremental Term Loan Amount may not exceed $200,000,000.

“Incremental Revolving Loan Assumption Agreement shall mean an Incremental Revolving Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Revolving Loan Lenders.

“Incremental Revolving Loan Borrowing” shall mean a Borrowing comprised of Incremental Revolving Loans.

“Incremental Revolving Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Incremental Revolving Loans hereunder pursuant to Section 2.25, as the same may be reduced from time to time pursuant to Section 2.09.

“Incremental Revolving Loan Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans.

“Incremental Revolving Loan Lender” shall mean a Lender with an Incremental Revolving Loan Commitment or an outstanding Incremental Revolving Loan.

 “Incremental Revolving Loan Maturity Date” shall mean the final maturity date of any Incremental Revolving Loan, as set forth in the applicable Incremental Revolving Loan Assumption Agreement.

“Incremental Revolving Loans” shall mean Incremental Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c).

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” shall mean, at any time, the sum of  (a) $200,000,000 minus (b) the aggregate amount of all established Incremental Revolving Loan Commitments prior to such time pursuant to Section 2.25 minus (c) the aggregate amount of all established Incremental Term Loan Commitments prior to such time pursuant to Section 2.24.

“Incremental Term Loan Assumption Agreement shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b).  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than (x) deposits and maintenance reserves paid to the Loan Parties under any operating leases entered into with respect to any aircraft or engine and (y) advance receipts and credit card receivables from customers and vendors in Borrower’s ordinary course of business), (b) all funded obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement by the Loan Parties party thereto in favor of the Collateral Agent, in substantially the form of Exhibit II to the Guarantee and Collateral Agreement, together with any supplements (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Intercompany Note” means an promissory note substantially in the form of Exhibit J evidencing Indebtedness among the Loan Parties.

“Interest Coverage Ratio” shall mean, for any period and any unsecured Indebtedness proposed to be incurred under Section 6.01(i), the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date to (b) Consolidated Interest Expense for such period; provided that (x) the Consolidated Interest Expense attributable to such unsecured Indebtedness shall be included for the period of four consecutive fiscal quarters most recently ended on or prior to such date on a pro forma basis (assuming such Indebtedness was incurred as of the first day of such period) and (y) the Consolidated Interest Expense of any Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period).

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect for each Interest Period pursuant to Section 2.03 or 2.10; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International Interest” shall have the meaning assigned to the term “international interest” in the Aircraft Security Agreement.

“International Registry” has the meaning given to it in the Cape Town Convention.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Equity Interests of any other Person (other than the Loan Parties); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person (other than the Borrower or any Subsidiary Guarantor), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that did not arise from sales to that other Person in the ordinary course of business (except that the term “Investment” shall not include current assets, prepaid expenses or deposits) and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, whether entered into for hedging or speculative purposes or otherwise.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment and reduced by any return of capital or repayment of principal in respect of such Investment received in cash.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

 “Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Security Documents, each Incremental Term Loan Assumption Agreement, each Incremental Revolving Loan Assumption Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Term Loans and the Incremental Revolving Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maximum Leverage Ratio” shall have the meaning assigned to such term in Section 6.13.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents which may be required to be delivered with respect to Mortgaged Properties pursuant to Section 5.12, each substantially in the form of Exhibit E.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets (including in necessary repairs) of a kind then used or usable in the business of the Borrower and its Subsidiaries (including regular-way capital expenditures) (a “Permitted Reinvestment”) within 270 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided, further, that the 270-day period referred to in clause (x) shall be extended for an additional 180-day period if, by the end of the initial 270-day period, Borrower or its Subsidiaries have entered into an contract to acquire a Permitted Reinvestment with such proceeds for a transaction that is scheduled to close on or prior to the end of such additional 180-day period; and (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“Net Insurance/Condemnation Proceeds” means an amount (if positive) equal to:  (a) any cash payments or proceeds received by the Borrower or any of its Subsidiaries (i) under any casualty or aircraft hull insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, net of (b) (x) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, (y) any bona fide direct costs incurred in connection with any such recovery of insurance or condemnation proceeds, or sale of such assets, including income, gains or similar taxes payable as a result of any gain recognized in connection therewith and (z) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such event; provided, however, that, if (A) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in a Permitted Reinvestment within 270 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Insurance/Condemnation Proceeds except to the extent not so used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Insurance/Condemnation Proceeds; provided, further, that the 270-day period referred to in clause (A) shall be extended for an additional 180-day period if, by the end of the initial 270-day period, Borrower or its Subsidiaries have entered into an contract to acquire a Permitted Reinvestment with such proceeds for a transaction that is scheduled to close on or prior to the end of such additional 180-day period.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“OID” shall have the meaning assigned to such term in Section 2.24(b).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.24(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit IV to the Guarantee and Collateral Agreement.

“Perfection Requirements” has the meaning assigned to such term in the Aircraft Security Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Aircraft Liens” shall have the meaning assigned to such term in the Aircraft Security Agreement.

“Permitted Investments” shall mean:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or by any agency thereof maturing within 18 months from the date of acquisition by a Loan Party;

(b)           investments in commercial paper having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s maturing within 1 year from the date of acquisition by a Loan Party;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits, including Eurodollar denominated and Yankee issues, rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P and maturing within 18 months from the date of acquisition by a Loan Party;

(d)           corporate securities issued by foreign or domestic corporations which pay in U.S. Dollars maturing within 1 year from the date of acquisition by a Loan Party with a minimum short-term rating of at least A1 by S&P or  P1 by Moody’s or a long-term rating of at least AA2 by Moody’s or AA by S&P, as applicable;

(e)           taxable and tax-exempt municipal obligations maturing within 18 months from the date of acquisition by a Loan Party with a minimum short-term rating of at least MIGI/VMIGI or P1 by Moody’s or SP1 or A1 by S&P or a long-term debt rating of at least AA2 by Moody’s or AA by S&P; provided that for municipal securities that are pre-refunded but not re-rated, the rating shall be considered to be Aaa by Moody’s and AAA by S&P as long as they are pre-refunded with U.S. treasury or agency securities;

(f)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(g)           investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended; and

(h)           other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

 “Permitted Investor” shall mean Maurice J. Gallagher, Jr.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Prime Rate” shall mean the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate, as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Rata Percentage” of any Incremental Revolving Loan Lender at any time shall mean the percentage of all Incremental Revolving Loan Commitments represented by such Lender’s Incremental Revolving Loan Commitment.  In the event the Incremental Revolving Loan Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Incremental Revolving Loan Commitments most recently in effect, giving effect to any subsequent assignments.

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment as in effect in any applicable jurisdiction

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

 “Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” If shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall mean the 10th day of each of June, September, December and March.

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Incremental Revolving Loan Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and unused Incremental Revolving Loan Commitments and Term Loan Commitments at such time; provided that the unused Incremental Revolving Loan Commitments and Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

 “Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) made after the date of this Agreement with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property) made after the date of this Agreement, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

 “S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Scheduled Repayment Amount” shall mean 0.25% of the aggregate principal amount of the Term Loans made on the Closing Date.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Aircraft Security Agreement, the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Spare Part” shall have the meaning assigned to such term in the Aircraft Security Agreement.

“Spare Parts Locations” has the meaning assigned to such term in the Aircraft Security Agreement.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

 “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.

“Term Loan Maturity Date” shall mean the earlier of (i) the sixth anniversary of the Closing Date and (ii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.  Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.

“Total Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time; provided the unfunded portion of any letters of credit shall be excluded from total Indebtedness for the purposes of calculating the Leverage Ratio.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Financing and (c) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Upfront Fee” shall have the meaning assigned to such term in Section 2.05(a).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Differential” shall have the meaning assigned to such term in Section 2.24(b).

SECTION 1.02.   Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof and consistent with financial statements delivered pursuant to Section 3.05.

SECTION 1.03.   Pro Forma Calculations.  All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be (a) permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (i) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition of Consolidated EBITDA.

SECTION 1.04.   Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class or by Type or by Class and Type.  Borrowings also may be classified and referred to by Class or by Type or by Class and Type.

ARTICLE II

The Credits

SECTION 2.01.   Commitments.  a  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment.  Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b)           Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed

(c)           Each Lender having an Incremental Revolving Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Revolving Loan Assumption Agreement, to make Incremental Revolving Loans, at any time and from time to time until the earlier of the Incremental Revolving Loan Maturity Date and the termination of the Incremental Revolving Loan Commitment of such Lender, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Incremental Revolving Loan Exposure exceeding such Lender’s Incremental Revolving Loan Commitment.  Within the limits set forth in this clause (c) and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Incremental Revolving Loans.

SECTION 2.02.   Loans.  a Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (except, with respect to any Incremental Revolving Loan) equal to the remaining available balance of the applicable Commitments.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Incremental Revolving Loan Borrowing if the Interest Period requested with respect thereto would end after such Incremental Revolving Loan’s Incremental Revolving Loan Maturity Date.

(b)           Subject to Sections 2.08 and 2.15 each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03.   Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information:  (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or an Incremental Revolving Loan Borrowing and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing (provided that, until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Borrower shall not be permitted to request a Eurodollar Borrowing with an Interest Period in excess of one month); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of three month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.   Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Incremental Revolving Loan of such Lender on the applicable Incremental Revolving Loan Maturity Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)           Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.    Fees.  (a)  The Borrower agrees to pay to each Lender the upfront fees set forth in the Fee Letter (an “Upfront Fee”).

(b)           The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)           The Borrower agrees to pay to the Collateral Agent, for its own account, the administrative fees set forth in the Fee Schedule at the times and in the amounts specified therein (the “Collateral Agent Fees”).

(d)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.   Interest on Loans.  (a) Subject to the provisions of Section 2.07. the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)           Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.   Default Interest.  If (i) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (ii) any Event of Default under Article VII (other than paragraphs (b), (c), (g) or (h) thereunder) has occurred and is continuing and the Required Lenders so vote, then, in the case of clause (i) above, until such defaulted amount shall have been paid in full or, in the case of clause (ii) above, from the date such vote has been exercised by the Required Lenders and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.   Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.   Termination and Reduction of Commitments.  (a)  The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement and any Incremental Revolving Loan Commitments, which shall terminate as provided in the related Incremental Revolving Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date.  Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on March 10, 2011 if the initial Credit Event shall not have occurred by such time.

(b)           Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Incremental Revolving Loan Commitments; provided, however, that (i) each partial reduction of Incremental Revolving Loan Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 (or such lesser amount as shall equal the remaining amount of the Incremental Revolving Loan Commitments) and (ii) the aggregate of all Incremental Revolving Loan Commitments shall not be reduced to an amount that is less than the aggregate of all Lender’s Incremental Revolving Loan Exposure at the time.

(c)           Each reduction in the Incremental Revolving Loan Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Incremental Revolving Loan Commitments.

SECTION 2.10.   Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)           until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing with an Interest Period in excess of one month;

(ii)           each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(iii)           if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iv)           each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(v)           if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(vi)           any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vii)           any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(viii)           no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

(ix)           upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of three month’s duration.  The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as the same Type of Borrowing as in effect during the previous Interest Period.

SECTION 2.11.   Repayment of Term Borrowings.  vi) (1) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Repayment Date, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Term Loans other than Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(f) and 2.24(d)) equal to the Scheduled Repayment Amount, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii)           The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)           To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)           All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.   Voluntary Prepayment.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) at the Borrower’s election in connection with any prepayment of Incremental Revolving Loans pursuant to this Section 2.12(a), such prepayment shall not, so long as no Event of Default then exists, be applied to any Incremental Revolving Loan of a Defaulting Lender.

(b)           In the event all of the Term Loans are voluntarily repaid (or repriced or effectively refinanced through any amendment of the Loan Documents) prior to the first anniversary of the Closing Date for any reason (other than in connection with (x) a prepayment pursuant to Sections 2.11 or 2.13, or (y) a voluntary prepayment of the Term Loans that is in connection with a refinancing or repricing of such Term Loans (A) through a transaction or series of transactions that will result in a higher yield  or (B) in connection with an offering of Indebtedness that may be converted into or settled with preferred, hybrid, quasi-equity, convertible or equity-linked securities), such repayments or repricings will be made at 101% of the amount repaid or repriced.

(c)           Voluntary prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11.

(d)           Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension.  All prepayments under this Section 2.12 (other than prepayments of Incremental Revolving Loans that are not made in connection with the termination or permanent reduction of the Incremental Revolving Loan Commitments) shall be subject to Sections 2.12(b) and 2.16 but otherwise without premium or penalty.  All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13.   Mandatory Prepayments. (a)  Not later than the third Business Day following the date as of which cash proceeds from Asset Sales are deemed to be Net Cash Proceeds exceed $5,000,000 in respect of one or more related Asset Sales, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(f).

(b)           In the event that the Leverage Ratio exceeds 1.5:1 as of the end of any Fiscal Year, no later than 90 days after the end of such Fiscal Year, commencing with the Fiscal Year ending on December 31, 2011, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to 25% of Excess Cash Flow for such Fiscal Year then ended.

(c)           In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(f).

(d)           Not later than the third Business Day following the date as of which cash proceeds from insurance or a condemnation are deemed to be Net Insurance/Condemnation Proceeds, the Borrower shall apply 100% of such Net Insurance/Condemnation Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(f).

(e)           Not later than five Business Days following the occurrence of a Change in Control, the Borrower shall repay all outstanding Loans and all outstanding Commitments shall automatically terminate.

(f)           Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the Term Loans and the Other Term Loans and applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans and the Other Term Loans under Sections 2.11(a)(i) and (ii), respectively.

(g)           In the event of any termination of all the Incremental Revolving Loan Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Incremental Revolving Loan Borrowings.  If, after giving effect to any partial reduction of the Incremental Revolving Loan Commitments or at any other time, the aggregate Incremental Revolving Loan Exposure would exceed the aggregate Incremental Revolving Loan Commitments, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Incremental Revolving Loan Borrowings.

(h)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14.   Reserve Requirements; Change in Circumstances.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender, upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)           Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.   Change in Legality.  (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)           such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)           such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)           For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.    Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.   Pro Rata Treatment.  Except as required under Section 2.15 and subject to the express provisions of this Agreement which require or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans each reduction of the Term Loan Commitments or Incremental Revolving Loan Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.    Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary), in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply).  The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.   Payments.  (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices at 601 Lexington Avenue, New York, NY 10022.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)           Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20.   Taxes.  (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrower shall indemnify each Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by an Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.21.   Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)           If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then upon request of the Borrower, such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.    [Reserved].

SECTION 2.23.    [Reserved].

SECTION 2.24.   Incremental Term Loans.  (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, all of which must be Eligible Assignees.  Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).

(b)           The Borrower may seek Incremental Term Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Term Lenders in connection therewith.  The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender.  The terms and provisions of the Incremental Term Loans shall be identical to those of the Term Loans except as otherwise set forth herein or in the Incremental Term Loan Assumption Agreement.  Without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the remaining average life to maturity of the Term Loans and (iii) if the initial yield on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Term Loans and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds the Applicable Margin then in effect for Eurodollar Term Loans (the amount of such excess being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.

(c)           Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, (x) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and (y) after giving effect to the making of such Incremental Term Loan, the Borrower and its Subsidiary shall be in pro forma compliance with Section 6.13, and the Administrative Agent shall have received a certificate to such effect dated such date and executed by a Financial Officer of the Borrower, and (ii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02.

(d)           Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis.  This may be accomplished by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Term Borrowing on a pro rata basis.  Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement.  In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation.

SECTION 2.25.   Incremental Revolving Loans.   (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Revolving Loan Commitments in an amount not to exceed the Incremental Revolving Loan Amount from one or more Incremental Revolving Loan Lenders, all of which must be Eligible Assignees.  Such notice shall set forth (i) the amount of the Incremental Revolving Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Revolving Loan Amount), and (ii) the date on which such Incremental Revolving Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice).

(b)           The Borrower may seek Incremental Revolving Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Revolving Loan Lenders in connection therewith.  The Borrower and each Incremental Revolving Loan Lender shall execute and deliver to the Administrative Agent an Incremental Revolving Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Loan Commitment of each Incremental Revolving Loan Lender.  Without the prior written consent of the Required Lenders, if the Applicable Margin on such Incremental Revolving Term Loans (including the effect of any upfront fee as if the entire amount of the Incremental Revolving Loan Commitments is drawn in full) exceeds the Applicable Margin for Term Loans, then the Applicable Margin for Term Loans shall automatically be increased by such differential, effective upon the establishment of Incremental Term Loan Commitments.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Loan Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Revolving Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Loan Commitment and the Incremental Revolving Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.

(c)           Notwithstanding the foregoing, no Incremental Revolving Loan Commitment shall become effective under this Section 2.25 unless (i) on the date of such effectiveness, (x) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and (y) after giving effect to the drawdown in full of such Incremental Revolving Loan Commitment, the Borrower and its Subsidiaries shall be in pro forma compliance with Section 6.13, and the Administrative Agent shall have received a certificate to such effect dated such date and executed by a Financial Officer of the Borrower, and (ii) except as otherwise specified in the applicable Incremental Revolving Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Revolving Loan Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01.   Organization; Powers.  The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.   Authorization.  The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument other than the Existing Financing or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.   Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04.   Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) filing of the Aircraft Security Agreement with the FAA, (d) release of the Liens created under the Existing Financing, and (e) registration of the International Interests over the Aircraft Collateral with the International Registry.

SECTION 3.05.   Financial Statements.  The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for (x) the Fiscal Year ended December 31, 2009 and (y) the nine-month period ended September 30, 2010 and, in the case of the financial statements delivered pursuant to clause (x), audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants.  Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods.  Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof.  Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

SECTION 3.06.   No Material Adverse Change.  Excluding events, changes or conditions in the airline or travel industry in general, no event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, since September 30, 2010.

SECTION 3.07.   Title to Properties; Possession Under Leases.  (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property and Aircraft Collateral), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 and Liens of the Existing Financing which may be discharged pursuant to the terms and conditions of Section 5.14.

(b)           Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

(c)           As of the Closing Date, the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d)           As of the Closing Date, none of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(e)           As of the Closing Date, Schedule 3.07(e) contains a true, accurate and complete list of (i) all Aircraft, Airframes and Engines and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting any Aircraft, Airframe or Engine.  Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, as “lessor”, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

SECTION 3.08.   Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein.  The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09.   Litigation; Compliance with Laws.  (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c)           None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.   Agreements.  (a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)           None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.   Federal Reserve Regulations.  (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)           No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.   Investment Company Act.  None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13.   Use of Proceeds.  The Borrower will (a) use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement and (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

SECTION 3.14.   Tax Returns.  Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15.   No Material Misstatements.  None of (a) the Confidential Information Memorandum, (b) any information publicly filed by the Borrower or (c) any financial statements or other written information furnished by or on behalf of the Borrower to the Administrative Agent, the Collateral Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such written information, report or financial statement was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16.   Employee Benefit Plans.  Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates.  The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $ 10,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17.   Environmental Matters.  (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)           Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18.   Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date.  As of each such date, such insurance is in full force and effect and all premiums that are due and payable have been duly paid.  The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice for companies in the airline industry of similar size.

SECTION 3.19.   Security Documents.  (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement, or Aircraft Collateral), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 or Liens of the Existing Financing which may be discharged pursuant to the terms and conditions of Section 5.14.

(b)           Upon the recordation of the Intellectual Property Security Agreement, when required by the terms of the Guarantee and Collateral Agreement, with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c)           The Mortgages when executed are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

(d)           The Aircraft Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Aircraft Collateral thereunder, and upon compliance with the Perfection Requirements set forth in the Aircraft Security Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Aircraft Collateral, in each case to the extent required by the Aircraft Security Agreement and the Perfection Requirements thereunder, and such security, to the extent required by the Aircraft Security Agreement and perfected pursuant to compliance with the Perfection Requirements, shall be prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02 and Liens of the Existing Financing that will be discharged in accordance with the terms and conditions of Section 5.14.

SECTION 3.20.   Location of Real Property, Leased Premises and Spare Parts Locations.  (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof.  The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

(b)           Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof.  The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

(c)           Schedule 3.20(c) lists completely and correctly as of the Closing Date the Spare Parts Locations.

SECTION 3.21.   Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower or the Borrower, threatened.  To the best of the Borrower’s knowledge, the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, in all material respects, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

SECTION 3.22.   Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23.   Aircraft Operations.

(a)   Each Loan Party that operates any Aircraft in commercial air service is a “citizen of the United States” under 49 U.S.C. Section 40102(a)(15)(C), and is operating pursuant to certificate(s) issued by the Department of Transportation under the 49 U.S.C. Section 41102(a)(1) as currently in effect or as may be amended or recodified from time to time authorizing the certificate holder to engage in air transportation.

(b)   All required air carrier certificates or other authorizations  are in full force and effect and duly issued to the Borrower and/or each of the Subsidiaries that operates Aircraft by the United States Department of Transportation, the FAA or the applicable equivalent foreign Governmental Authority, and all material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including air carrier operating certificates and operations specifications issued by the FAA pursuant to Part 121 or other applicable parts of the regulations of the FAA) that are required by the United States Department of Transportation and the FAA or any equivalent foreign Governmental Authority and that are necessary for the conduct of the business of the Borrower and the Subsidiaries are in full force and effect.  All such material FAA certificates or exemptions are not the subject of pending proceedings for suspension, restriction, revocation or cancellation, and to the knowledge of the Borrower, no basis for such exists.  Except as set forth on Schedule 3.23(b), no Loan Party has received a written notice of proposed civil penalty or hearings for noncompliance with any FAA certificates or FAA regulations that is presently unresolved.

(c)   All Aircraft leased or operated by, or in which any interest is otherwise held by, the Borrower or any Subsidiary are registered as is required by the FAA.

(d)   Except as set forth on Schedule 3.23(d), as of the Closing Date, each Aircraft that is in commercial operation is in a condition of maintenance and repair that satisfies an FAA approved maintenance program relating to the Loan Party that operates such Aircraft.

SECTION 3.24.   Sanctioned Persons.  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.   All Credit Events.  On the date of each Borrowing (each such event being called a “Credit Event”):

(a)           The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b)           The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)           At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02.   First Credit Event.  On the Closing Date:

(a)           The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Ellis Funk, P.C., counsel for the Borrower, substantially to the effect set forth in Exhibit G-1, and (ii) Durham Jones & Pinegar, P.C., Nevada counsel for the Borrower, substantially to the effect set forth in Exhibit G-2, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent or the Collateral Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b)           All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and each Agent.

(c)           The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreements of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or any Agent may reasonably request.

(d)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e)           Each Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f)           The Security Documents and the Intercompany Note shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.  The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(g)           The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h)           (i) The Aircraft Security Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) the Aircraft Collateral shall not be subject to any Lien other than those permitted under Section 6.02 and Liens of the Existing Financing which are to be discharged in accordance with Section 5.14, (iii) the Aircraft Security Agreement shall have been filed for recordation with the FAA and the related International Interests shall have been registered with the International Registry, (iv) the Collateral Agent and each Lender shall have received an opinion from McAfee & Taft P.C. with respect to the perfection of the Liens (to the extent possible) over such Aircraft Collateral and (v) the Collateral Agent shall have received such other documents, including insurance certificates required by the Aircraft Security Agreement and Section 5.02.

(i)           The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed as required therein.

(j)           All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Financing shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released (other than contingent obligations which by their nature survive the repayment of the Existing Financing), and the Administrative Agent shall have received reasonably satisfactory evidence thereof immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, and (b) Indebtedness set forth on Schedule 6.01.

(k)           The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

(l)           All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(m)           Administrative Agent shall have received (i) the results of a recent Lien and judgment search in each relevant jurisdiction with respect to each Loan Party and the location of the assets that are included in the Collateral and (ii) the results of a search of the records of the FAA and the International Registry, and such searches shall reveal no Liens on any of the Aircraft, aircraft engines and parts other than Permitted Liens and Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to Administrative Agent.

(n)           The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.   Existence; Compliance with Laws; Businesses and Properties.  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)           Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and, (x) except with respect to Aircraft, aircraft engines and parts, at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times or, in the case of each Aircraft (y) with respect to each Aircraft in commercial operation, at all times maintain and preserve such property and keep such property in the repair, order and condition as is required by the Aircraft Security Agreement.

SECTION 5.02.   Insurance.  (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)           Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all Net Insurance/Condemnation Proceeds under such policies directly to the Collateral Agent and cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder (except to the extent the insurance provides for a deductible) and to contain a “Replacement Cost Endorsement”, and such other customary industry provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 7 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)           With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies of the same or similar size, in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

(d)           With respect to any Aircraft and Engines carry and maintain all insurances required by Section 2.08 of the Aircraft Security Agreement.

(e)           Notify the Administrative Agent and the Collateral Agent, in writing, promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.03.   Obligations and Taxes.  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, is reasonably likely to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04.   Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)           within 90 days after the end of each Fiscal Year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding Fiscal Year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b)           within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the Fiscal Year, and, other than with respect to quarterly reports during the remainder of the first Fiscal Year after the Closing Date, comparative figures for the same periods in the immediately preceding Fiscal Year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;

(c)           within 30 days after the end of the first two fiscal months of each fiscal quarter, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the Fiscal Year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(d)           concurrently with any delivery of financial statements under paragraph (a),(b) or (c) above, a certificate of a Financial Officer in the form of Exhibit H (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10 and 6.13 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow;

(e)           concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that as of the last day of the immediately preceding Fiscal Year no Event of Default or Default has occurred with respect to Sections 6.10 or 6.13 or, if such an Event of Default or Default has occurred, specifying the extent thereof in reasonable detail.

(f)           within 30 days after the beginning of each Fiscal Year of the Borrower, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Fiscal Year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(g)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(h)           promptly after the receipt thereof by the Borrower or any of their respective subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(i)           promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)           promptly after the Borrower obtains knowledge thereof, in writing and in reasonable detail, (i) of any material Adverse Claim known to it made or asserted against any of the Collateral, (ii) of the occurrence of any event which would have a material adverse effect on the security interests granted by the Loan Parties under any Loan Document, (iii) of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset may exceed $5,000,000; and (iv) as soon as such Loan Party becomes aware of any settlement offer received by such Loan Party with respect to any claim of damage or loss in excess of $5,000,000 with respect to any Aircraft; and

(k)           promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05.   Litigation and Other Notices.  Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)           the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d)           any development in any Loan Parties’ business (other than the airline or travel industry in general) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06.   Information Regarding Collateral.  (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent if any Event of Loss (as defined in the Aircraft Security Agreement) with respect to any Aircraft or any portion of any other Collateral with a value in excess of $2.5 million is materially damaged or destroyed.

(b)           In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07.   Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities.  Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

(b)           In the case of the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s, and in the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

SECTION 5.08.   Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

SECTION 5.09.   Employee Benefits.  xxvii) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10.   Compliance with Environmental Laws.  Comply, and cause all lessees and other Person occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11.   Preparation of Environmental Reports.  If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12.   Further Assurances.  Execute any and all further documents, financing statements, agreements and instruments, and take all further action including, without limitation: (i) filing of the Aircraft Security Agreement with the FAA, (ii) recording of International Interests with the International Registry, (iii) the recording of Mortgages in any jurisdiction as may be required in respect of Mortgaged Property with a value in excess of $5,000,000 at the time of acquisition; (iv) the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by such Security Document and (v) if requested by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.  The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent.  In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (including Aircraft Collateral, real and other properties acquired subsequent to the Closing Date but excluding any assets pledged to secure Liens of the type set forth in Sections 6.02(a), (c), (i), (m) and (n) and excluding Excluded Collateral).  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions referred to in the first sentence of this section, title insurance policies and lien searches) as are customary to evidence compliance with this Section.  The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $5,000,000.

SECTION 5.13.   FAA Matters; Citizenship.  Any Loan Party that operates any Aircraft in commercial service shall maintain its status as an “air carrier” under 49 U.S.C. Section 40102(a)(2) as currently in effect or as it may be amended or recodified from time to time; and its status as a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the US Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.  The Borrower shall provide the Administrative Agent with any written notices received on or after the Closing Date of proposed civil penalties or hearings for noncompliance with any FAA certificates or FAA regulations for which the expected liability would exceed $100,000.

SECTION 5.14.   Post Closing Obligations.      Each of the Loan Parties shall satisfy the requirements set forth on Schedule 5.14 on or before the date specified for such requirement or such later date to be determined by the Administrative Agent.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01.   Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness existing on the date hereof and set forth in Part A of Schedule 6.01 and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon which, when aggregated with Indebtedness permitted under Section 6.01(l), shall not exceed an amount outstanding at any time of $20,000,000;

(b)           Indebtedness created hereunder and under the other Loan Documents (including, without limitation, the Incremental Term Loans and any Incremental Revolving Loans);

(c)           intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)           Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including real estate), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon; provided that (i) the initial Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii)  at the time of the incurrence of such Indebtedness and after giving effect to the incurrence thereof, on a pro forma basis the Leverage Ratio shall be less than the Maximum Leverage Ratio;

(e)           Capital Lease Obligations; provided that at the time of the incurrence of such Capital Lease Obligations and after giving effect thereto, on a pro forma basis the Leverage Ratio shall be less than the Maximum Leverage Ratio;

(f)           Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g)           (i) secured Indebtedness of any Person that becomes a Subsidiary after the date hereof to the extent such secured Indebtedness was incurred by such Person to finance the acquisition, construction or improvement of any fixed or capital assets (including real estate) and was incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (ii) unsecured Indebtedness of any Person that becomes a Subsidiary after the date hereof, and (iii) extensions, renewals and replacements of any such Indebtedness described in clause (i) above that do not increase the outstanding principal amount thereof, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon; provided that, in the case of each of clause (i) and (ii), (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (y) at the time such Person becomes a Subsidiary of the Borrower and after giving effect to such Indebtedness and the acquisition of such Subsidiary, on a pro forma basis the Leverage Ratio shall be less than the Maximum Leverage Ratio, and (z) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing;

(h)           the sale and leaseback of any real property used for office space;

(i)           other unsecured Indebtedness of the Borrower or the Subsidiaries; provided that at the time of the incurrence of such unsecured Indebtedness and after giving effect to the incurrence of such unsecured Indebtedness, on a pro forma basis (i) the Leverage Ratio shall be less than 3.0:1.0 and (ii) the Interest Coverage Ratio shall be greater than 4.0:1.0;

(j)           Indebtedness in respect of fuel Hedging Agreements incurred in the ordinary course of business and consistent with prudent business practice in an amount outstanding at any time not to exceed the sum of (i) $15,000,000 plus (ii) any additional amount up to the Available Amount at the time of determination;

(k)           Indebtedness in respect of letters of credit incurred in the ordinary course of business and consistent with prudent business practice; and

(l)           subject to the limitations set forth in Section 6.02(n), other secured Indebtedness which, when aggregated with Indebtedness permitted under Section 6.01(a), shall not exceed an amount outstanding at any time of $20,000,000.

SECTION 6.02.   Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)           Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b)           any Lien created under the Loan Documents;

(c)           any Lien securing  Indebtedness permitted pursuant to Section 6.01(g)(i) or (iii);

(d)           Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f)           pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g)           deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)           Liens created by landlords over leasehold property and zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i)           security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby (other than with respect to extensions, renewals or replacements thereof permitted under Section 6.01(d)) is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction), and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(j)           judgment Liens securing judgments not constituting an Event of Default under Article VII;

(k)           interests relating to Aircraft, Engines or Spare Parts pursuant to customary pooling, exchange or similar arrangements as permitted by the Aircraft Security Agreement;

(l)           Liens securing Indebtedness permitted by Section 6.01(e);

(m)           other Liens securing liabilities (other than liabilities for Indebtedness permitted under Section 6.01(j) or (l)) in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(n)           Liens securing Indebtedness permitted under Sections 6.01(j) or (l); provided that the ratio of such Indebtedness to the fair market value of the property or assets subject to the Liens securing any such Indebtedness under Section 6.01(l) shall be greater than or equal to 0.5:1.0 at the time of the debt incurrence;

(o)           Liens over cash securing Indebtedness permitted under Section 6.01(k); and

(p)           any Permitted Aircraft Liens over any Aircraft, aircraft engine or part.
SECTION 6.03.   Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.   Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests or make or permit to exist any Investment in any other Person, except:

(a)           (i) Investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional Investments by the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of Investments made after the Closing Date by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such Investments, loans and advances) shall not exceed $2,500,000 at any time outstanding;

(b)           Permitted Investments;

(c)           loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by an Intercompany Note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)           the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,500,000;

(f)           the Borrower and the Subsidiaries may enter into Hedging Agreements that are related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases from foreign suppliers;

(g)           the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business (including, but not limited to, online travel agencies and other travel related businesses) as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenant set forth in Section 6.13 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(d) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(g) occurring after such period) as if such transaction had occurred as of the first day of such period  (C) the total cash consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(g) during any Fiscal Year (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate, when combined with the aggregate amount of all Capital Expenditures incurred during any Fiscal Year, exceed the annual Capital Expenditures limitation, if any, set forth in Section 6.10; (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

(h)           Investments by the Borrower in Hedging Agreements to the extent permitted under Section 6.01;

(i)           Subject to the further limitations set forth in clause (j) below, Investments existing as of the Closing Date listed on Schedule 6.04;

(j)           Loans to airports or airport authorities in the Borrower’s ordinary course of business in an aggregate amount not to exceed, at any time, the sum of (i) $20,000,000 plus (ii) any additional amount up to the Available Amount at the time of determination;

(k)           Investments by the Borrower in SFB Fueling, LLC and […***…] in an amount not to exceed $5,000,000 at any time; and

(l)           in addition to Investments permitted by paragraphs (a) through (k) above, additional Investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (i) (determined without regard to any write-downs or write-offs of such Investments, loans and advances) does not, in the aggregate, exceed $10,000,000.

SECTION 6.05.   Mergers, Consolidations, Sales of Assets and Acquisitions.  (a) Subject to compliance with Section 6.04, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase (subject to the limitations set forth in Section 6.10),  sell or swap (or transfer to another Loan Party), inventory, Aircraft, airframes, engines and spare parts in the ordinary course of business (ii) the Borrower and any Subsidiary may acquire any of its offices set forth in Schedule 6.05 which as of the Closing Date are leased from the current owner, (iii) the Borrower and any Subsidiary may lease and effect transfers to third parties of Aircraft, Airframes, Engines or Spare Parts pursuant to the terms of the Aircraft Security Agreement, (iv) the Borrower may consolidate, amalgamate or merge with a successor company, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing and such successor company (A) expressly assumes all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to an amendment to this agreement or other documents or instruments in form reasonably satisfactory to the Administrative Agent and (B) delivers to the Administrative Agent a certificate in the form required pursuant to Section 5.04(d), together with an opinion of counsel, stating that such consolidation, amalgamation, merger or transfer and such amendment, if any, comply with this Agreement and, if an amendment is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Agreement and such other matters reasonably requested by the Administrative Agent, (v) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (vi) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (vii) the Borrower and the Subsidiaries may make Permitted Acquisitions.

(b)           Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph shall not exceed (i) $20,000,000 in any Fiscal Year.

Upon any consolidation, amalgamation or merger of the Borrower in accordance with Section 6.05(a)(iv) the successor Person formed by such consolidation or into which the Borrower, as the case may be, is amalgamated or merged, shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, with the same effect as if such successor Person had been named as the Borrower herein.

SECTION 6.06.   Restricted Payments; Restrictive Agreements.  (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary (other than the Borrower) may declare and pay dividends or make other distributions ratably to its equity holders, (ii) the Borrower may make Restricted Payments of non-cash dividends in the form of Equity Interests in the Borrower to its equity holders, and (iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may declare and pay dividends, make other distributions ratably to its equity holders or repurchase Equity Interests in the Borrower in an amount not to exceed the Available Amount at the time of determination.

(b)           Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07.   Transactions with Affiliates.  Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided, prior to entering into any transaction with Affiliates (other than between or among Loan Parties or transactions with SFB Fueling, LLC or […***…]), (x) if such transaction is for a value in excess of $1,000,000, the board of directors of the Borrower and the other applicable Loan Parties shall have approved such transaction and confirm that such transaction is made on an arm’s-length basis and (y) if such transaction is for a value in excess of $5,000,000, Borrower shall have delivered an opinion from an independent appraiser reasonably acceptable to the Administrative Agent demonstrating compliance with this Section 6.07.

SECTION 6.08.   Business of the Borrower and Subsidiaries.  Engage at any time in any business or business activity other than airline and travel related businesses if, as a result, the general nature of the business, taken on consolidated basis, which would then be engaged in by the Loan Parties would be materially changed from the general nature of the business engaged in by the Loan Parties on the date of this Agreement.

SECTION 6.09.   Other Indebtedness and Agreements.  (a) Other than as permitted under Section 6.01, permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b)           (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01(a), (d) or (g), and (C) the repayment of secured Indebtedness, or (ii) pay in cash any amount in respect of any Indebtedness or, except to the extent permitted under Section 6.06, preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.

SECTION 6.10.   Capital Expenditures.  Permit the aggregate amount of cash Capital Expenditures made by the Borrower and the Subsidiaries in any Fiscal Year to exceed, when combined with the aggregate amount of Permitted Acquisitions made pursuant to Section 6.04(g) during such Fiscal Year, the sum of (x) $100,000,000 and (y) any additional amount up to the Available Amount at such time of determination; provided that such limitation shall not apply so long as the Leverage Ratio is equal to or less than 1.0:1.0 on a pro forma basis after giving effect to such additional Capital Expenditures and any related financing.

The amount of permitted Capital Expenditures set forth in clause (x) above in respect of any Fiscal Year other than the Fiscal Year commencing on January 1, 2017, may be, following the utilization of all amounts available under clause (x) above available for such Fiscal Year, increased by an amount up to $100,000,000 to the extent of Capital Expenditures made by Borrower in excess of the amount otherwise allowable under clause (x); provided that the amount of permitted Capital Expenditures set forth in clause (x) above in respect of the next succeeding Fiscal Year shall be decreased by the amount of such increase (but for the avoidance of doubt, shall not impact the limit for any other Fiscal Year).

The amount of permitted Capital Expenditures set forth in clause (x) above in respect of any Fiscal Year commencing with the Fiscal Year ending on December 31, 2012, shall be increased by the amount of unused permitted Capital Expenditures for the immediately preceding Fiscal Year (calculated without regard to the application of the second paragraph of this Section 6.10, but not including any unused Capital Expenditures carried forward to such immediately preceding Fiscal Year from any preceding Fiscal Year).

SECTION 6.11.   [Reserved]

SECTION 6.12.   [Reserved]

SECTION 6.13.   Maximum Leverage Ratio.  Permit the Leverage Ratio at any time at the end of each fiscal quarter to be greater than 3.0:1:0 (the “Maximum Leverage Ratio”).

SECTION 6.14.   Fiscal Year.  With respect to the Borrower, change its fiscal year-end to a date other than December 31.

SECTION 6.15.   Certain Equity Securities.  Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)           any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)           default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05(a) or 5.08 or in Article VI;

(e)           default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of the Borrower;

(f)           (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets securing such Indebtedness;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)           one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $10,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)           an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;

(k)           any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); or

(l)           any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby and such default shall continue unremedied for a period of 5 Business Days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of the Borrower;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent; Etc.

Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are expressly delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the written direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) and if requested by the Agent, upon receipt of the indemnity described below, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.  Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct as determined in a final non-appealable order of a court of competent jurisdiction.  Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require any Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers except for such liability, if any, arising out of such Agent’s gross negligence or willful misconduct in the performance of its duties hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction.

No Agent shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.  The actions described in items (i) through (iii) shall be the sole responsibility of the Loan Parties; provided that nothing in this provision shall prejudice the express obligations of the Collateral Agent to provide its consent to any filing referred to in the preceding clause (ii) or to provide its consent to the discharge or to otherwise execute such documents that are required in connection with the discharge of any Lien over the Collateral when expressly required under the terms of any Security Document.

No Agent shall be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as such Agent.

Each Agent has accepted and is bound by the Loan Documents executed by such Agent as of the date of this Agreement and, as directed in writing by the Required Lenders, each Agent shall execute additional Loan Documents delivered to it after the date of this Agreement; provided, however, that such additional Loan Documents do not adversely affect the rights, privileges, benefits and immunities of the Agent.  No Agent will otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Loan Documents to which such Agent is a party).

No written direction given to any Agent by the Required Lenders or the Borrower that in the sole judgment of the Agent imposes, purports to impose or might reasonably be expected to impose upon such Agent any obligation or liability not set forth in or arising under this Agreement and the other Loan Documents will be binding upon such Agent unless such Agent elects, at its sole option, to accept such direction.

No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

In no event shall any Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including electronic transmissions) believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable.  If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders or Required Lenders, as applicable, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it and shall not be responsible for the acts or omissions of such sub-agent so long as they are appointed with due care.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

Either Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, such Agent’s resignation shall nevertheless become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same on a going forward basis as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Sole Lead Arrangers and Bookrunner are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Sole Lead Arranger and Bookrunner shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents.  Without limitation of the foregoing, neither the Sole Lead Arranger nor the Bookrunner in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

ARTICLE IX

Miscellaneous

SECTION 9.01.   Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)           if to the Borrower or the Borrower, to it at 8360 South Durango Drive, Las Vegas, Nevada 89113, Attention of President (Fax No. (702) 719-8138);

(b)           if to the Administrative Agent, to it at 601 Lexington Avenue, New York, New York 10022 Attention of Leveraged Finance Capital Markets (Fax No. (212) 220-1167); and

(c)           if to the Collateral Agent, to it at The Bank of New York Mellon, 600 East Las Colinas Blvd., Suite 1300, Irving, Texas, 75039, Attention of Melinda K. Valentine (Fax No. (972) 401-8555); and

(d)           if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

Any party hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.  Any Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information:  (1) the Loan Documents and (2) notification of changes in the terms of the Credit Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR  A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

SECTION 9.02.   Survival of Agreement  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender or the resignation or removal of any Agent.

SECTION 9.03.   Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and each Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.   Successors and Assigns.  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)           Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment) and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Incremental Revolving Loan Commitment, and the outstanding balances of its Term Loans and Incremental Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)           Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.

(g)           Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)           Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j)           The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05.   Expenses; Indemnity.  (a) Without duplication of Borrower’s obligations under Section 9.05xxxiii), whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay (i) all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Loan Documents (subject to any cap or sharing arrangement separately agreed to in the Fee Letter) and any future consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrower and the other Loan Parties; (iii) all out-of-pocket costs, expenses and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Administrative Agent and McAfee & Taft, FAA counsel, in connection with the negotiation, preparation and execution of the Loan Documents (subject to any cap or sharing arrangement separately agreed to in the Fee Letter) and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; provided prior to an Event of Default that reasonable attorney’s fees of the Administrative Agent shall be limited to one primary counsel and, if reasonably required by the Administrative Agent, local or specialist counsel; provided further that no such limitation shall apply if the Administrative Agent determines in good faith that there is a conflict of interest that requires separate representation for the Lenders or the Administrative Agent; provided further that such limitation shall not be applicable to the Collateral Agent; (iv) all costs and expenses of the Collateral Agent in the manner set forth in the Fee Schedule; and (v) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Secured Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Security Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby (except that all expenses incurred in connection with the drafting, negotiation and execution of the Loan Documents shall be covered by paragraph (a) above), the performance by the parties thereto of their respective obligations thereunder (except that all expenses incurred in connection with the enforcement of rights under the Loan Documents shall be covered by paragraph (a) above) or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding aggregate Incremental Revolving Loan Exposure and Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)           To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender or the resignation or removal of any Agent.  All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.   Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.   Waivers; Amendment.  (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount due on, or extend the maturity of, any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Incremental Revolving Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

SECTION 9.09.   Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.   Entire Agreement.  This Agreement, the Fee Letter, the Fee Schedule and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.   Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.   Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.   Jurisdiction, Consent to Service of Process.  (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or their respective properties in the courts of any jurisdiction.

(b)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.16.   Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.   Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.   USA PATRIOT Act Notice.  Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALLEGIANT TRAVEL COMPANY,

by

___________________________________

Name:

Title:

CITADEL SECURITIES TRADING LLC, as Administrative Agent,

by

___________________________________

Name:

Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent,

by

___________________________________

Name:

Title:

[LENDER]

by

___________________________________

Name:

Title:

Schedule 1.01(a) to
Credit Agreement

Existing Financing

None.

Sch. 1.01(a)-1

Schedule 1.01(b) to
Credit Agreement

Subsidiary Guarantors

Allegiant Travel Company owns 100% of the following subsidiaries:
Allegiant Air, LLC
Allegiant Vacations, LLC
AFH, Inc.
Allegiant Information Systems, Inc.
Sunrise Asset Management, LLC

Sch. 1.01(b)-1

Schedule 1.01(c) to
Credit Agreement

Mortgaged Property

None.

Sch. 1.01(c)-1

Schedule 2.01 to
Credit Agreement

Lenders and Commitments

Lender	Commitment Amount
Citadel Securities LLC	$125,000,000

Sch. 2.01(a)-1

Schedule 3.07(e) to
Credit Agreement

List of Aircraft, Engines and Leases

Legend:
AIR – Allegiant Air, LLC
SAM – Sunrise Asset Management, LLC

Allegiant Air - Airframe
Manufacturer	Model	Mfr. Serial No.	FAA No.	Entity
Boeing	B757-200	23983	950PT	AIR
McDonnell Douglas	MD-81	53300	501PT	AIR
McDonnell Douglas	MD-81	49461	502PT	AIR
McDonnell Douglas	MD-81	49281	503PT	AIR
McDonnell Douglas	MD-87	49779	949MA	AIR

Allegiant Air - Engines

Manufacturer	Model	Mfr. Serial No.	Entity
Pratt & Whitney	219	696354	AIR
Pratt & Whitney	219	708529	AIR
Pratt & Whitney	219	709728	AIR
Pratt & Whitney	219	709996	AIR
Pratt & Whitney	219	716750	AIR
Pratt & Whitney	219	718165	AIR
Pratt & Whitney	219	718411	AIR
Pratt & Whitney	219	725361	AIR
Pratt & Whitney	219	725543	AIR
Pratt & Whitney	219	725559	AIR
Pratt & Whitney	219	725605	AIR
Pratt & Whitney	219	725614	AIR
Pratt & Whitney	219	725681	AIR
Pratt & Whitney	219	725970	AIR
Pratt & Whitney	219	728106	AIR
Pratt & Whitney	219	708569	AIR
Pratt & Whitney	219	718539	AIR
Pratt & Whitney	219	725461	AIR
Pratt & Whitney	219	725983	AIR

Sch. 3.07(e)-1

Sunrise Asset Management – Airframes

Manufacturer	Model	Mfr. Serial No.	FAA No.	Entity
McDonnell Douglas	MD-83	49965	410NV	SAM
McDonnell Douglas	MD-83	53245	411NV	SAM
McDonnell Douglas	MD-83	49909	415NV	SAM
McDonnell Douglas	MD-83	49555	416NV	SAM
McDonnell Douglas	MD-83	53347	417NV	SAM
McDonnell Douglas	MD-83	49615	418NV	SAM
McDonnell Douglas	MD-83	53366	419NV	SAM
McDonnell Douglas	MD-83	49424	420NV	SAM
McDonnell Douglas	MD-82	53275	421NV	SAM
McDonnell Douglas	MD-82	49381	422NV	SAM
McDonnell Douglas	MD-82	53008	423NV	SAM
McDonnell Douglas	MD-82	49421	424NV	SAM
McDonnell Douglas	MD-83	49385	429NV	SAM
McDonnell Douglas	MD-83	49786	860GA	SAM
McDonnell Douglas	MD-83	49557	861GA	SAM
McDonnell Douglas	MD-83	49556	862GA	SAM
McDonnell Douglas	MD-83	49911	863GA	SAM
McDonnell Douglas	MD-83	49912	864GA	SAM
McDonnell Douglas	MD-83	49998	865GA	SAM
McDonnell Douglas	MD-83	49910	866GA	SAM
McDonnell Douglas	MD-83	49554	868GA	SAM
McDonnell Douglas	MD-83	53294	869GA	SAM
McDonnell Douglas	MD-83	53296	871GA	SAM
McDonnell Douglas	MD-83	53295	872GA	SAM
McDonnell Douglas	MD-83	49658	873GA	SAM
McDonnell Douglas	MD-83	49643	874GA	SAM
McDonnell Douglas	MD-83	53468	875GA	SAM
McDonnell Douglas	MD-83	53469	876GA	SAM
McDonnell Douglas	MD-83	53467	877GA	SAM
McDonnell Douglas	MD-83	53487	878GA	SAM
McDonnell Douglas	MD-83	53486	879GA	SAM
McDonnell Douglas	MD-83	49625	880GA	SAM
McDonnell Douglas	MD-83	49708	881GA	SAM
McDonnell Douglas	MD-83	49710	883GA	SAM
McDonnell Douglas	MD-83	49401	884GA	SAM
McDonnell Douglas	MD-82	49931	886GA	SAM
McDonnell Douglas	MD-82	49932	887GA	SAM
McDonnell Douglas	MD-83	49423	891GA	SAM
McDonnell Douglas	MD-83	49826	892GA	SAM
McDonnell Douglas	MD-83	53051	893GA	SAM
McDonnell Douglas	MD-82	49660	894GA	SAM

Sch. 3.07(e)-2

McDonnell Douglas	MD-82	49667	895GA	SAM
McDonnell Douglas	MD-87	49725	945MA	SAM
McDonnell Douglas	MD-87	49778	948MA	SAM
McDonnell Douglas	MD-87	49673	952MA	SAM
McDonnell Douglas	MD-82	49438	425NV	SAM
McDonnell Douglas	MD-82	49437	426NV	SAM
McDonnell Douglas	MD-82	49436	427NV	SAM
McDonnell Douglas	MD-82	49420	428NV	SAM
McDonnell Douglas	MD-87	49610	511PT	SAM
McDonnell Douglas	MD-87	49612	515PT	SAM
McDonnell Douglas	MD-87	53348	516PT	SAM
McDonnell Douglas	MD-87	49614	517PT	SAM
McDonnell Douglas	MD-87	49608	518PT	SAM
McDonnell Douglas	MD-82	49416	528PT	SAM
McDonnell Douglas	MD-81	53302	504PT	SAM
McDonnell Douglas	MD-81	49280	506PT	SAM
McDonnell Douglas	MD-81	49463	507PT	SAM
McDonnell Douglas	MD-81	49462	509PT	SAM
McDonnell Douglas	MD-81	49282	519PT	SAM
McDonnell Douglas	MD-81	49283	521PT	SAM
McDonnell Douglas	MD-81	49821	522PT	SAM
McDonnell Douglas	MD-81	49820	524PT	SAM
McDonnell Douglas	MD-88	49761	401NV	SAM
McDonnell Douglas	MD-88	49763	402NV	SAM
McDonnell Douglas	MD-88	49764	403NV	SAM
McDonnell Douglas	MD-88	49765	404NV	SAM
McDonnell Douglas	MD-83	49623	405NV	SAM
McDonnell Douglas	MD-83	49900	406NV	SAM
McDonnell Douglas	MD-83	53244	407NV	SAM
McDonnell Douglas	MD-83	53246	408NV	SAM
McDonnell Douglas	MD-83	49574	409NV	SAM

Sunrise Asset Management - Engines

Manufacturer	Model	Mfr. Serial No.	Entity
Pratt & Whitney	219	696357	SAM
Pratt & Whitney	219	696374	SAM
Pratt & Whitney	219	696418	SAM

Sch. 3.07(e)-3

Pratt & Whitney	219	696441	SAM
Pratt & Whitney	219	696447	SAM
Pratt & Whitney	219	708158	SAM
Pratt & Whitney	219	708159	SAM
Pratt & Whitney	219	708172	SAM
Pratt & Whitney	219	708182	SAM
Pratt & Whitney	219	708530	SAM
Pratt & Whitney	219	709729	SAM
Pratt & Whitney	219	709743	SAM
Pratt & Whitney	219	709879	SAM
Pratt & Whitney	219	709900	SAM
Pratt & Whitney	219	716714	SAM
Pratt & Whitney	219	716732	SAM
Pratt & Whitney	219	716736	SAM
Pratt & Whitney	219	716738	SAM
Pratt & Whitney	219	716746	SAM
Pratt & Whitney	219	716772	SAM
Pratt & Whitney	219	717822	SAM
Pratt & Whitney	219	717838	SAM
Pratt & Whitney	219	718028	SAM
Pratt & Whitney	219	718046	SAM
Pratt & Whitney	219	718051	SAM
Pratt & Whitney	219	718065	SAM
Pratt & Whitney	219	718067	SAM
Pratt & Whitney	219	718068	SAM
Pratt & Whitney	219	718075	SAM
Pratt & Whitney	219	718090	SAM
Pratt & Whitney	219	718099	SAM
Pratt & Whitney	219	718106	SAM
Pratt & Whitney	219	718161	SAM
Pratt & Whitney	219	718162	SAM
Pratt & Whitney	219	718173	SAM
Pratt & Whitney	219	718174	SAM
Pratt & Whitney	219	718197	SAM
Pratt & Whitney	219	718201	SAM
Pratt & Whitney	219	718205	SAM
Pratt & Whitney	219	718211	SAM
Pratt & Whitney	219	718240	SAM
Pratt & Whitney	219	718276	SAM
Pratt & Whitney	219	718283	SAM
Pratt & Whitney	219	718285	SAM
Pratt & Whitney	219	718426	SAM
Pratt & Whitney	219	718429	SAM
Pratt & Whitney	219	718442	SAM
Pratt & Whitney	219	718444	SAM

Sch. 3.07(e)-4

Pratt & Whitney	219	718493	SAM
Pratt & Whitney	219	718504	SAM
Pratt & Whitney	219	718524	SAM
Pratt & Whitney	219	718538	SAM
Pratt & Whitney	219	718542	SAM
Pratt & Whitney	219	718574	SAM
Pratt & Whitney	219	718593	SAM
Pratt & Whitney	219	725409	SAM
Pratt & Whitney	219	725410	SAM
Pratt & Whitney	219	725417	SAM
Pratt & Whitney	219	725429	SAM
Pratt & Whitney	219	725437	SAM
Pratt & Whitney	219	725453	SAM
Pratt & Whitney	219	725486	SAM
Pratt & Whitney	219	725491	SAM
Pratt & Whitney	219	725518	SAM
Pratt & Whitney	219	725520	SAM
Pratt & Whitney	219	725541	SAM
Pratt & Whitney	219	725564	SAM
Pratt & Whitney	219	725566	SAM
Pratt & Whitney	219	725594	SAM
Pratt & Whitney	219	725665	SAM
Pratt & Whitney	219	725702	SAM
Pratt & Whitney	219	725724	SAM
Pratt & Whitney	219	725725	SAM
Pratt & Whitney	219	725743	SAM
Pratt & Whitney	219	725745	SAM
Pratt & Whitney	219	725757	SAM
Pratt & Whitney	219	725781	SAM
Pratt & Whitney	219	725836	SAM
Pratt & Whitney	219	725857	SAM
Pratt & Whitney	219	725875	SAM
Pratt & Whitney	219	725884	SAM
Pratt & Whitney	219	725912	SAM
Pratt & Whitney	219	725929	SAM
Pratt & Whitney	219	725940	SAM
Pratt & Whitney	219	725941	SAM
Pratt & Whitney	219	725943	SAM
Pratt & Whitney	219	725973	SAM
Pratt & Whitney	219	725982	SAM
Pratt & Whitney	219	725984	SAM
Pratt & Whitney	219	725991	SAM
Pratt & Whitney	219	726029	SAM
Pratt & Whitney	219	726039	SAM
Pratt & Whitney	219	726066	SAM

Sch. 3.07(e)-5

Pratt & Whitney	219	726080	SAM
Pratt & Whitney	219	726112	SAM
Pratt & Whitney	219	726820	SAM
Pratt & Whitney	219	726844	SAM
Pratt & Whitney	219	726874	SAM
Pratt & Whitney	219	726938	SAM
Pratt & Whitney	219	728006	SAM
Pratt & Whitney	219	728074	SAM
Pratt & Whitney	219	728089	SAM
Pratt & Whitney	219	728090	SAM
Pratt & Whitney	219	728092	SAM
Pratt & Whitney	219	728137	SAM
Pratt & Whitney	217A	696378	SAM
Pratt & Whitney	217A	696396	SAM
Pratt & Whitney	217A	696397	SAM
Pratt & Whitney	217A	696438	SAM
Pratt & Whitney	217A	708105	SAM
Pratt & Whitney	217A	708111	SAM
Pratt & Whitney	217A	708122	SAM
Pratt & Whitney	217A	708125	SAM
Pratt & Whitney	217A	709988	SAM
Pratt & Whitney	217A	717312	SAM
Pratt & Whitney	217A	717322	SAM
Pratt & Whitney	217A	717348	SAM
Pratt & Whitney	217C	718412	SAM
Pratt & Whitney	217C	718430	SAM
Pratt & Whitney	217C	725374	SAM
Pratt & Whitney	217C	726815	SAM
Pratt & Whitney	217C	726985	SAM
Pratt & Whitney	217C	728007	SAM
Pratt & Whitney	219	709785	SAM
Pratt & Whitney	219	716712	SAM
Pratt & Whitney	219	716723	SAM
Pratt & Whitney	217C	716766	SAM
Pratt & Whitney	217C	725636	SAM
Rolls Royce	RB211	30626	SAM
Rolls Royce	RB211	30651	SAM

Leases

Engine Operating Lease Agreement dated as of August 15, 2010 between […***…] and Sunrise Asset Management, LLC as supplemented by

Lease Supplement No. 1 dated September 28, 2010 pertaining to Engine ESN 708105

Sch. 3.07(e)-6

Lease Supplement No. 2 dated September 28, 2010 pertaining to Engine ESN 708122

Lease Supplement No. 3 dated October 6, 2010 pertaining to Engine ESN 725374

Lease Supplement No. 4 dated October 6, 2010 pertaining to Engine ESN 717348

Lease Supplement No. 5 dated February 21, 2011 pertaining to Engine ESN 696438

Lease Agreement 26966 dated February 23, 2011 between and among Sunrise Asset Management, LLC, Allegiant Travel Company, […***…] and […***…] pertaining to Boeing Model 757-200 Aircraft Airframe Manufacturer's Serial No: 26966 (which referenced aircraft is not yet owned by a Subsidiary Guarantor and not yet delivered under such lease).

Sch. 3.07(e)-7

Schedule 3.08 to
Credit Agreement

Subsidiaries

Subsidiary	Number of Shares	Percentage Ownership
Allegiant Air, LLC	6,683,333 Shares	100%
Allegiant Vacations, LLC	100,000 Shares	100%
AFH, Inc.	1,000 Common Stock	100%
Allegiant Information Systems, Inc.	1,000 Common Stock	100%
Sunrise Asset Management, LLC	100,000 Shares	100%

Sch. 3.08-1

Schedule 3.09 to
Credit Agreement

Litigation

1.
The landlord of Borrower for Borrower’s principal offices at 8360 S. Durango Road, Las Vegas, Nevada, has filed for protection under the Bankruptcy Act.  During the bankruptcy process, the landlord has claimed that Borrower owes approximately $236,000 for prior rent and CAM charges under the lease now in effect.

2.
In February 2011, Allegiant Air, LLC and AFH, Inc. filed suit against Bellingham Fuel Services, Inc. (Allegiant Air, LLC’s former fixed base operator at the Bellingham International Airport) to account for fuel not redelivered to Allegiant Air, LLC upon the termination of the arrangement.  The defendant has yet to answer the lawsuit, and no counterclaim has been filed.

Sch. 3.09-1

Schedule 3.17 to
Credit Agreement

Environmental Matters

None.

Sch. 3.17-1

Schedule 3.18 to
Credit Agreement

Insurance

1.	Placed through AON Risk Services,

Aircraft Hull (Ground, Taxiing and Flight Insurance) including Aircraft Spare Parts Insurance;
Airline Liability Insurance (including but not limited to General Liability, Passenger Legal Liability, Personal Injury Liability, Contractual Liability, Passengers’ Checked and Unchecked Baggage Liability, Premises, Products and Completed Operations Liabilities, Ground Hangarkeepers Liability, Cargo Legal Liability, Host Liquor Liability, Excess Automobile Liability, Excess Employers Liability, Excess Fire Legal Liability, subject to the limits of liability as follows:

(a)	As respects Hull (Ground, Taxiing and Flight Insurance): Aircraft agreed value as specified, subject to a Maximum agreed value of US[…***…] any one aircraft subject to deductibles;
(b)	As respects Aircraft Spare Parts: US[…***…] any one location/any one item subject to deductibles;
(c)
As respects Airline Liability Insurance: Combined Single Limit Bodily Injury (including passengers) Property Damage and Personal Injury (Passengers Only): not less than US[…***…] any one occurrence/offense, in the aggregate annually as respects Products, Completed Operations and personal Injury Liabilities and with respect to Property Damage for Contractual Liability;

(d)	As respects Personal Injury to third parties other than passengers: US[…***…] any one occurrence, any one offense, in the aggregate annually;
(e)
As respects Excess Automobile Liability, Excess Employers Liability, Excess Fire Legal Liability: to pay up to US[…***…] excess of the applicable underlying policy limit of not less than US[…***…] any one occurrence/offense and in the aggregate where applicable;

(f)	Includes coverage for ground mobile equipment and automobiles operated by the named insured on restricted airport premises.

2.	Placed through the United States Federal Aviation Administration program:

War risk, hijacking and related perils hull and liability insurance. Includes hull loss (values same as insured’s insurance policy), passenger, crew and property liability (US[…***…] per occurrence with no aggregate limit) and third party liability (maximum of US[…***…] with no aggregate limit).

3.	Placed through AON Risk Services:

Commercial Property Coverage Blanket policy including scheduled buildings.

Sch. 3.18-1

4.	Placed through AON Risk Services:

D&O Liability policy with limits, each loss of US[…***…]

Sch. 3.18-2

Schedule 3.19(a)
to Credit Agreement

UCC Filing Offices

Nevada Secretary of State.

Sch. 3.19(a)-1

Schedule 3.19(c) to
Credit Agreement

Mortgage Filing Offices

Not applicable.

Sch. 3.19(c)-1

Schedule 3.20(a) to
Credit Agreement

Owned Real Property

None.

Sch. 3.20(a)-1

Schedule 3.20(b) to
Credit Agreement

Leased Real Property

	FACILITY	State	ADDRESS	SQ. FEET
1
2
1	Marnell Air Cargo Center	NV	6055 Surrey St #114, Las Vegas, NV 89119	13,980
2	Bullhead City	AZ	2550 Landon Drive Bullhead City, AZ 86422	Modular Lease
3	PFRS Patrick Center Corp	NV	6231 S. McLeod, Suites E, I & J, Las Vegas, NV 89120	16,234
4	PFRS Patrick Center Corp	NV	6171 S. McLeod Suite B, Las Vegas, NV 89120	6,296
5	ModSpace	AZ	Bullhead City Airport 2550 Laughlin View Dr. Bullhead City, AZ	4,050
6	Sanford Airport Auth	FL	MX - Training-Station	1,120
7	Sanford Airport Auth	FL	MX - Warehouse	15,000
18	Windmill Durango Office, LLC	NV	8360 S. Durango, Las Vegas, NV 89113	64,908
19	Windmill Durango Office, II, LLC	NV	8350 S. Durango, Las Vegas, NV 89113	10,000
10	PIE Airport Authority	FL	14390-B Roosevelt Blvd. Clearwater, FL	1,920
11	Williams Scotsman	MS	Tunica Airport, 209 S. Airport Blvd, Tunica, MS	Modular Lease
12	Pacific Mobile	WA	Bellingham Airport, 4255 Mitchell Way, Bellingham, WA 98225	Modular Lease
13	Phoenix/Mesa Gateway Airport, Hangar 24	AZ	5803 S. Sossaman Rd #102, Mesa, AZ 85212	4980
14	Los Angeles International Airport, Operations Level MX Space	CA	1 Worldway, Los Angeles, CA 90045	679
15	Ft. Lauderdale/Hollywood International Airport, Operations Level MX Space	FL	100 Aviation Blvd, Fort Lauderdale, FL 33315	570
16	SheltAir MX Space	FL	750 SW 34 Street, Fort Lauderdale, FL 33315	529
17	Wendover Airport MX Facility	UT	Wendover Airport, Wendover, UT 84083	731
18	Billings Logan International Airport	MT	1901 Terminal Cir, Billings, MT 59105	Station Lease
19	The Eastern Iowa Airport	IA	2121 Wright Brothers Blvd W Southwest, Swisher, IA 52338	Station Lease
20	Des Moines International Airport	IA	6221 Army Post Rd, Des Moines, IA 50321	Station Lease
21	Hector International Airport	ND	1801 23rd Ave N Room 105, Fargo, ND 58102	Station Lease
22	Fort Wayne International Airport	IN	3801 W. Ferguson Rd. Fort Wayne, IN 46809	Station Lease
23	Grand Junction Regional Airport	CO	GJT, 2828 Walker Field Dr, Grand Junction, CO 81506	Station Lease
24	Great Falls International Airport	MT	2800 Terminal Drive Great Falls, MT 59404	Station Lease
25	Tri Cities Airport	WA	3601 N. 20th Av, Pasco, WA 99301	Station Lease
26	Stockton Metropolitan	CA	5000 S. Airport Way, Stockton, CA 95206	Station Lease

Sch. 3.20(b)-1

Schedule 3.20(c) to
Credit Agreement

Spare Parts Locations

Code	Location	Address
LAS	Las Vegas	6055 Surrey St. Suite 114, Las Vegas NV 89119
SFB	Orlando	2931 Carrier Avenue, Sanford, FL 32773
PIE	St. Petersburg-Clearwater	14700 Terminal Blvd, Suite 105, Clearwater, FL 33762
KMDC	Kingman	2540 Landon Drive, Bullhead City, AZ 86422
IWA	Phoenix	6263 S. Taxiway Circle, Mesa AZ 85212
SFB1	Orlando - Heavy Mx	2931 Carrier Avenue, Sanford, FL 32773
BLI	Bellingham	4241 Mitchell Way #9, Bellingham, WA 98226
MCL	Las Vegas - McLeoud St.	6231 S. McLeod Dr, Suite J, Las Vegas NV 89122
OKC	Oklahoma City	6611 S. Meridian Ave. Oklahoma City, OK 73159
IFP	Bullhead City	2550 Laughlin View Drive, Ste 162, Bullhead City, AZ 86442
FLL	Fort Lauderdale	50 Terminal Drive, Terminal 1 PO Box 12, Fort Lauderdale, FL 33315
GRR	Grand Rapids	5500 44th Street SE, Grand Rapids, MI 49512
UTA	Tunica	209 S. Airport Blvd, Tunica MS 38676
LAX	Los Angeles	10080 International Rd, Suite 201, Los Angeles, CA 90045

Sch. 3.20(c)-1

Schedule 3.23(b) to
Credit Agreement

FAA Non-Compliance

None.

Sch. 3.23(b)-1

Schedule 3.23(d) to
Credit Agreement

Maintenance

None.

Sch. 3.23(d)-1

Schedule 5.14 to
Credit Agreement

Post-Closing Obligations

1. To the extent not provided on or prior to the Closing Date, Borrower shall procure insurance certificates for all Aircraft Collateral subject to an Existing Lease within 60 days following the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent).

2. To the extent not completed on or prior to the Closing Date, Borrower shall arrange for the termination of all Uniform Commercial Code financing statements issued against the Borrower or a Subsidiary Guarantor in respect of a Lien that is no longer valid within 15 days following the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent).

3. Borrower shall have up to 180 days following the Closing Date to comply with the Section 2.08 of the Aircraft Security Agreement and the other Perfection Requirements set forth therein for that certain Boeing Model 757-200 Aircraft bearing Manufacturer's Serial No: 26966 which, as of the date of this Agreement has yet to be acquired by a Grantor but for which a lease has been executed.  Such obligations under this clause 3 shall cease in the event that such aircraft is not part of the Collateral at the expiration of such 180 day period.

Sch. 5.14-1

Schedule 6.01 to
Credit Agreement

Existing Indebtedness

Part A – 757 Debt

Indebtedness represented by two promissory notes dated August 30, 2010 and one promissory note dated March 4, 2011, incurred by Sunrise Asset Management, LLC and guaranteed by Allegiant Travel Company and Allegiant Air, LLC in favor of Well Fargo Equipment Finance, Inc. having a combined principal amount of $19,699,358 and being secured by a first priority, perfected security interest in three Boeing 757-200 aircraft, related equipment and collateral (more fully described in Schedule 6.02).

Part B – Letter of Credit Debt

Allegiant Air, LLC holds several letters of credit, as listed below, that are secured in full by restricted cash.

Letters of Credit - […***…] at 2.28.2011

Beneficiary	Bank	LOC#	Amount	Issue Date	Expiration Date
[…***…]	[…***…]	200446	[…***…]	05/31/06	05/10/11
[…***…]	[…***…]	200514	[…***…]	10/08/07	11/15/11
[…***…]	[…***…]	200454	[…***…]	08/11/06	02/28/11
[…***…]	[…***…]	200412	[…***…]	09/01/04	04/30/11
[…***…]	[…***…]	200513	[…***…]	11/04/09	11/04/11
[…***…]	[…***…]	200505	[…***…]	11/14/08	11/14/10
[…***…]	[…***…]	200434	[…***…]	11/01/08	03/31/12
[…***…]	[…***…]	200509	[…***…]	06/01/09	06/01/11
[…***…]	[…***…]	200468	[…***…]	03/06/07	03/30/11
[…***…]	[…***…]	200494	[…***…]	01/08/08	01/08/12
[…***…]	[…***…]	200452	[…***…]	07/19/06	02/28/11
[…***…]	[…***…]	200518	[…***…]	11/02/10	11/02/11
[…***…]	[…***…]	200425	[…***…]	04/25/08	12/31/11
[…***…]	[…***…]	200414	[…***…]	04/01/04	03/31/11
[…***…]	[…***…]	200420	[…***…]	03/25/08	04/30/11
			[…***…]

Sch. 6.01-1

Letters of Credit - […***…] at 2.28.2011

Beneficiary	Bank	LOC#	Amount	Issue Date	Expiration Date
[…***…]	[…***…]	SLCPPDX04371	[…***…]	10/2/2009	10/2/2011
[…***…]	[…***…]	SLCPPDX05014	[…***…]	4/5/2010	4/5/2011
[…***…]	[…***…]	SLCPPDX04248	[…***…]	6/3/2009	6/3/2011
[…***…]	[…***…]	SLCPPDX04833	[…***…]	9/17/2009	9/17/2011
[…***…]	[…***…]	SLCPPDX04834	[…***…]	9/17/2009	9/17/2011
[…***…]

Letters of Credit - […***…] at 2.28.2011

Beneficiary	Bank	LOC#	Amount	Issue Date	Expiration Date
[…***…]	[…***…]	08-12-150	[…***…]	08/12/08	08/12/11
[…***…]	[…***…]	08-12-146	[…***…]	07/19/08	07/01/11
[…***…]	[…***…]	1220343184	[…***…]	02/09/10	02/09/11
[…***…]	[…***…]	08-12-130	[…***…]	02/04/08	02/04/12
[…***…]	[…***…]	09-12-172	[…***…]	02/01/09	01/30/12
[…***…]	[…***…]	1220341930	[…***…]	04/30/09	04/30/11
[…***…]	[…***…]	1220341270	[…***…]	12/11/08	12/11/10
[…***…]	[…***…]	08-12-148	[…***…]	07/17/08	07/17/11
[…***…]

Total			[…***…]

Sch. 6.01-2

Schedule 6.02 to
Credit Agreement

Existing Liens

1. One (1) Boeing 757-200 airframe (other than the engines listed below and engines from time to time installed on such airframe) having manufacturer’s serial number 26963 and FAA registration mark N901NV together with two (2) Rolls Royce Model RB211-534E aircraft engines (described as ROLLS ROYCE model RB211 engines on the International Registry) bearing respectively manufacturer's serial numbers 30824 and 30867 (each such engine being a jet propulsion engine with at least 1,750 pounds of thrust or its equivalent).

2. One (1) Boeing 757-200 airframe (other than the engines listed below and engines from time to time installed on such airframe) having manufacturer’s serial number 26964 and FAA registration mark N964BV (to be changed to N902NV) together with two (2) Rolls Royce Model RB211-534E aircraft engines (described as ROLLS ROYCE model RB211 engines on the International Registry) bearing respectively manufacturer's serial numbers 30833 and 30825 (each such engine being a jet propulsion engine with at least 1,750 pounds of thrust or its equivalent).

3. One (1) Boeing 757-200 airframe (other than the engines listed below and engines from time to time installed on such airframe) having manufacturer’s serial number 26967 and United Kingdom registration mark G-LSAL together with two (2) Rolls Royce Model RB211-534E aircraft engines (described as ROLLS ROYCE model RB211 engines on the International Registry) bearing respectively manufacturer's serial numbers 31211 and 30871 (each such engine being a jet propulsion engine with at least 1,750 pounds of thrust or its equivalent).

4. Any and all Parts which may from time to time be incorporated in, installed on or attached to such Excluded Aircraft and Excluded Engines and all “Mortgaged Property” as defined in, and pertaining to or with reference to the foregoing, as more fully described in, that certain First Priority Chattel Mortgage and Security Agreement dated August 30, 2010, as supplemented by Supplemental Agreement No. 1 and Supplemental Agreement No. 2 each dated August 30, 2010 recorded with the FAA on October 14, 2010 as Conveyance No. PG004272; and as further supplemented by Supplemental Agreement No. 3 and Omnibus Amendment dated March 4, 2011 which was filed with the FAA for recording on March 4, 2011, in each case by and between Sunrise Asset Management, LLC (as Mortgagor) and Wells Fargo Equipment Finance, Inc. (as Mortgagee).

Leases

Engine Operating Lease Agreement dated as of August 15, 2010 between […***…] and Sunrise Asset Management, LLC as supplemented by:

Lease Supplement No. 1 dated September 28, 2010 pertaining to Engine ESN 708105 ;

Lease Supplement No. 2 dated September 28, 2010 pertaining to Engine ESN 708122;

Sch. 6.02-1

Lease Supplement No. 3 dated October 6, 2010 pertaining to Engine ESN 725374;

Lease Supplement No. 4 dated October 6, 2010 pertaining to Engine ESN 717348; and

Lease Supplement No. 5 dated February 21, 2011 pertaining to Engine ESN 696438.

Lease Agreement 26966 dated February 23, 2011 between and among Sunrise Asset Management, LLC, Allegiant Travel Company, […***…] and […***…] pertaining to Boeing Model 757-200 Aircraft Airframe Manufacturer's Serial No: 26966 (which referenced aircraft is not yet owned by a Subsidiary Guarantor and not yet delivered under such lease).

Letters of Credit

Allegiant Air, LLC holds several letters of credit, as listed below, that are secured in full by restricted cash.

Letters of Credit - […***…] at 2.28.2011
Beneficiary	Bank	LOC#	Amount	Issue Date	Expiration Date
[…***…]	[…***…]	200446	[…***…]	05/31/06	05/10/11
[…***…]	[…***…]	200514	[…***…]	10/08/07	11/15/11
[…***…]	[…***…]	200454	[…***…]	08/11/06	02/28/11
[…***…]	[…***…]	200412	[…***…]	09/01/04	04/30/11
[…***…]	[…***…]	200513	[…***…]	11/04/09	11/04/11
[…***…]	[…***…]	200505	[…***…]	11/14/08	11/14/10
[…***…]	[…***…]	200434	[…***…]	11/01/08	03/31/12
[…***…]	[…***…]	200509	[…***…]	06/01/09	06/01/11
[…***…]	[…***…]	200468	[…***…]	03/06/07	03/30/11
[…***…]	[…***…]	200494	[…***…]	01/08/08	01/08/12
[…***…]	[…***…]	200452	[…***…]	07/19/06	02/28/11
[…***…]	[…***…]	200518	[…***…]	11/02/10	11/02/11
[…***…]	[…***…]	200425	[…***…]	04/25/08	12/31/11
[…***…]	[…***…]	200414	[…***…]	04/01/04	03/31/11
[…***…]	[…***…]	200420	[…***…]	03/25/08	04/30/11
			[…***…]

Sch. 6.02-2

Letters of Credit - […***…] at 2.28.2011
Beneficiary	Bank	LOC#	Amount	Issue Date	Expiration Date
[…***…]	[…***…]	SLCPPDX04371	[…***…]	10/2/2009	10/2/2011
[…***…]	[…***…]	SLCPPDX05014	[…***…]	4/5/2010	4/5/2011
[…***…]	[…***…]	SLCPPDX04248	[…***…]	6/3/2009	6/3/2011
[…***…]	[…***…]	SLCPPDX04833	[…***…]	9/17/2009	9/17/2011
[…***…]	[…***…]	SLCPPDX04834	[…***…]	9/17/2009	9/17/2011
[…***…]

Letters of Credit - Bank of Nevada at 2.28.2011
Beneficiary	Bank	LOC#	Amount	Issue Date	Expiration Date
[…***…]	[…***…]	08-12-150	[…***…]	08/12/08	08/12/11
[…***…]	[…***…]	08-12-146	[…***…]	07/19/08	07/01/11
[…***…]	[…***…]	1220343184	[…***…]	02/09/10	02/09/11
[…***…]	[…***…]	08-12-130	[…***…]	02/04/08	02/04/12
[…***…]	[…***…]	09-12-172	[…***…]	02/01/09	01/30/12
[…***…]	[…***…]	1220341930	[…***…]	04/30/09	04/30/11
[…***…]	[…***…]	1220341270	[…***…]	12/11/08	12/11/10
[…***…]	[…***…]	08-12-148	[…***…]	07/17/08	07/17/11
[…***…]

Total			[…***…]

Sch. 6.02-3

Schedule 6.04 to
Credit Agreement

Investments

Part A – Loans to third parties (open)

Promissory Note dated August 28, 2008 from […***…] to Allegiant Travel Company in the initial principal amount of $[…***…].

Promissory Notes dated March 12, 2010, March 26, 2010, March 31, 2010, and May 13, 2010  from […***…] to Allegiant Travel Company in the initial principal amounts of $[…***…], $[…***…], $[…***…], and $[…***…], respectively, for consolidated amount of $[…***…].

Promissory Note dated Feb 10, 2009 from LAS Fuel Corporation to Allegiant Air, LLC in the initial principal amount of $[…***…].

	Description	02/28/2011
1)	[…***…]- Beginning August 2008 and ending Jan 2009, Allegiant Travel Co. loaned […***…] $[…***…], to assist with the airport expansion.	[…***…]
2)
[…***…] - Allegiant Travel Co. owns […***…]% of […***…](see Part D below for equity interest summary).  In conjunction with the other partners, the Co. has agreed to loan […***…] funds to assist with their operations.
[…***…]
3)
LAS Fuel Corporation- The airlines at LAS airport loaned funds, interest free, to LAS airport, so that LAS could begin construction on the airport expansion.  The airport was to repay the airlines upon receipt of financing.  However, the Consortium is in need of additional funds and continues to hold on to the airline funds until additional financing has been obtained.
[…***…]

Part B – Excess Cash Investment

Cusip/ISIN	Ticker	Description	Currency	Bond
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Cash
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal

Sch. 6.04-1

Cusip/ISIN	Ticker	Description	Currency	Sector
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Utility
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal
[…***…]	[…***…]	[…***…]	USD	Municipal

Cusip/ISIN	Ticker	Description	Currency	Sector
[…***…]	[…***…]	[…***…]	USD	Municipal

Part C – AFH, Inc. 50% Joint Venture.

Sch. 6.04-2

AFH is a wholly-owned subsidiary which entered into a limited liability company operating agreement in 2006 with an affiliate of Orlando Sanford International Airport to engage in contract fueling transactions for the provision of aviation fuel to airline users at that airport.

AFH, INC - Investment in JV - SFB Fueling
Balance at 1/31/11	$	[…***…]
AFH 50% Share of YTD Net Profit (Loss) as of	$	[…***…]

Balance at 2/28/2011	$	[…***…]

Part D – Allegiant Travel Company Equity Interest in […***…]

Grantor	Issuer	Type of Organization	Number of Shares Issued
Allegiant Travel Company	[…***…]	Corporation	[…***…] Series D Preferred
Allegiant Travel Company	[…***…]	Corporation	[…***…] Series C Preferred

Sch. 6.04-3

Schedule 6.05 to
Credit Agreement

Offices

Offices located at:

8350 South Durango Drive
Las Vegas, Nevada 89113

and

8360 South Durango Drive
Las Vegas, Nevada 89113

Sch. 6.05-1

EXHIBIT A

FORM OF
ADMINISTRATIVE QUESTIONNAIRE

ALLEGIANT TRAVEL COMPANY

Agent Information	Agent Closing Contact

Agent Wire Instructions

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly.  If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	☐ Yes	☐ No
• Coming in via Assignment	☐ Yes	☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

2

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:
	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

Lender's Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

3

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:

a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

II.  Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain US.  Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income.  Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

4

EXHIBIT B

[FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the "Assignment and Acceptance") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor:
2. Assignee:	_______________________________________ [and is an Affiliate/Related Fund of [identify Lender]1]
3. Borrower(s)	Allegiant Travel Company
4. Agent:	Citadel Securities Trading LLC, as the administrative agent under the Credit Agreement
5. Credit Agreement:
The Credit Agreement dated as of __________, 2011, among Allegiant Travel Company (the "Borrower"), a Nevada corporation, the Lenders and Citadel Securities Trading LLC, as administrative agent for the Lenders (in such capacity, the "Agent") and The Bank of New York Mellon, as collateral agent for the Lenders.

6. Assigned Interest:

1           Select as applicable.

Facility Assigned	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitments/Loans2	CUSIP
Term Loan Commitment	$	$	%
Incremental Revolving Loan Commitment	$	$	%

Effective Date:  ________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

          [NAME OF ASSIGNOR]

By: ______________________________

Name:

Title:

ASSIGNEE

          [NAME OF ASSIGNEE]

By: ______________________________

Name:

Title:

2           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Consented to and Accepted:

CITADEL SECURITIES TRADING LLC, as Agent

By: ________________________
Name:
Title:

 [Consented to:]3

ALLEGIANT TRAVEL COMPANY

By: ________________________
Name:
Title:

3           To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it is an eligible assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex I-1

2.           Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

Annex I-2

EXHIBIT C

FORM OF
BORROWING REQUEST

[Address of Administrative Agent]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of __________, 2011, among Allegiant Travel Company, a Nevada corporation (the "Borrower"), the Lenders parties thereto, and Citadel Securities Trading LLC, as Administrative Agent, and The Bank of New York Mellon, as Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").  Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Date of Borrowing (which shall be a Business Day)
(B) Principal Amount of Borrowing
(C) Class of Borrowing4
(D) Type of Borrowing5
(E) Interest Period and the last day thereof6
(F) Account Number and Location

1           Specify a Term Borrowing or an Incremental Revolving Loan Borrowing.

2           Specify a Eurodollar Borrowing or an ABR Borrowing.

3           The initial Interest Period applicable to a Eurodollar Borrowing shall be subject to the definition of "Interest Period" and Sections 2.02 and 2.03 of the Credit Agreement.

C-1

ALLEGIANT TRAVEL COMPANY

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF

GUARANTEE AND COLLATERAL AGREEMENT

D-1

EXHIBIT E

FORM OF

MORTGAGE

E-1

EXHIBIT F

FORM OF

AFFILIATE SUBORDINATION AGREEMENT

THIS AFFILIATE SUBORDINATION AGREEMENT (the "Agreement") is dated as of [    ] and is made by and among the entities listed on the signature page hereto (each being individually referred to herein as a "Company" and collectively as the "Companies") and Citadel Securities Trading LLC, as Administrative Agent and The Bank of New York Mellon, as Collateral Agent (collectively, the "Agent").

WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement dated as of ________, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Allegiant Travel Company. (the "Borrower"), a Nevada corporation, the Lenders from time to time party thereto, Citadel Securities Trading LLC, as Agent, and The Bank of New York Mellon, as Collateral Agent; and

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Lenders have made Loans to the Borrower;

WHEREAS, certain of the Companies are indebted to each other pursuant to the Intercompany Note dated the date hereof (the Indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the "Intercompany Indebtedness"); and

WHEREAS, the obligations of the Lenders under the Credit Agreement are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations under the Credit Agreement and the other Loan Documents (collectively, the "Senior Debt") in the manner set forth herein.

Accordingly, the parties hereto agree as follows:

(i)           Intercompany Indebtedness Subordinated to Senior Debt.  The recitals set forth above are hereby incorporated by reference.  All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

(j)           Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than a liquidation or dissolution into another Company), or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a "Distributing Company"), then and in any such event, the Agent under the Credit Agreement shall be entitled to receive, for the benefit of the Secured Parties as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Secured Parties shall be entitled to receive, as their interests may appear, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

(k)           No Commencement of Any Proceeding.  Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Secured Parties in commencing, any proceeding referred to in the first paragraph of Section 2 against any other Company which owes it any Intercompany Indebtedness.

(l)           Payment Permitted if No Default.  Nothing contained in this Agreement shall prevent any of the Companies from making payments or prepayments at any time of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

(m)           Receipt of Prohibited Payments.  If, at any time after an Event of Default has occurred and is continuing under the Loan Documents, a Company which is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Secured Parties as their respective interests may appear, shall be segregated from other funds and property held by such Company, and, upon the request of the Agent shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of noncash property or securities) for the payment of any past due amounts owing with respect to the Senior Debt.

(n)           Rights of Subrogation.  Each Company agrees that no payment or distribution to the Secured Parties pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full in cash and the Commitments shall have terminated.

(o)           Agreement Solely to Define Relative Rights.  The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Secured Parties, on the other hand.  Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Secured Parties, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Secured Parties, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Secured Parties to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

(p)           No Implied Waivers of Subordination.  No right of the Secured Parties to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Secured Parties, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof any Secured Party may have or be otherwise charged with.  Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not, except as expressly permitted by the Credit Agreement, agree to sell, assign, pledge or encumber the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Agent.

Without in any way limiting the generality of the foregoing paragraph, the Secured Parties may, at any time and from time to time, without the consent of or notice to the Companies except the Borrower and to the extent provided in the Credit Agreement, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Secured Parties, do any one or more of the following:  (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.

(q)           Additional Subsidiaries.  Upon execution and delivery after the date hereof by any Subsidiary of Borrower of a counterpart signature page hereto, such Subsidiary shall become a Company hereunder with the same force and effect as if originally named as a Company hereunder.  The rights and obligations of each Company hereunder shall remain in full force and effect notwithstanding the addition of any new Company as a party to this Agreement.

(r)           Continuing Force and Effect.  This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

(s)           Modification, Amendments or Waivers.  Any and all agreements amending or changing any provision of this Agreement or the rights of the Secured Parties hereunder, and any and all waivers or consents hereunder, shall be made only by written agreement, waiver or consent signed by the Companies and the Agent (at the direction of the Required Lenders).

(t)           Expenses.  The Companies unconditionally and jointly and severally agree upon demand to pay to the Secured Parties the amount of any and all documented and reasonable out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including expenses and reasonable fees of counsel incurred in connection with (a) the exercise or enforcement of any of the rights of the Secured Parties hereunder after the occurrence and during the continuance of an Event of Default, or (b) the failure by the Companies to perform or observe any of the provisions hereof.

(u)           Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(v)           Governing Law.  This Agreement shall be a contract under the internal laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

(w)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (W).

(x)           Successors and Assigns.  This Agreement shall inure to the benefit of the Secured Parties and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Companies shall be binding upon their respective successors and assigns.  The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void.

(y)           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

(z)           Attorneys-in-Fact.  Each of the Companies hereby authorizes and empowers the Agent, at its election and in the name of either itself, for the benefit of the Secured Parties as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Agent may deem reasonably necessary to protect the Secured Parties' interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Agent may deem reasonably necessary to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable.  Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all actions taken by the Agent or any of its officers, employees or agents pursuant to the foregoing power of attorney.

(aa)           Remedies.  In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Agent, on behalf of the Secured Parties may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Agent on behalf of the Secured Parties at law may not fully compensate the Agent on behalf of the Secured Parties for the damages they may suffer in the event of a breach hereof.

(bb)           Notices.  All notices, statements, requests and demands and other communications given to or made among the Companies, the Agent or the Secured Parties in accordance with the provisions of this Agreement shall be given or made as provided in Section 9.01 of the Credit Agreement.

(cc)           Termination.  Upon indefeasible payment in full in cash of the Senior Debt and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect.

(dd)           Liability of the Collateral Agent.  The parties hereto agree that  the Collateral Agent shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to the Collateral Agent under the Credit Agreement in connection with its execution of this Agreement  and the performance of its duties hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT COMPANY NAMES]

By:

Name:

Title:

CITADEL SECURITIES TRADING LLC, as Administrative Agent

By:

Name:

Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:

Name:

Title:

EXHIBIT G-1

FORM OF

OPINION OF ELLIS FUNK, P.C.

G-1-1

EXHIBIT G-2

FORM OF

OPINION OF DURHAM, JONES & PINEGAR, P.C.

G-2-1

EXHIBIT H

FORM OF

COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.      I am the Chief Financial Officer of ALLEGIANT TRAVEL COMPANY  (“Borrower”).

2.      I have reviewed the terms of that certain Credit Agreement, dated as of  [mm/dd/yy] (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BORROWER, the Lenders party thereto from time to time, CITADEL SECURITIES TRADING LLC, as Administrative Agent, and THE BANK OF NEW YORK MELLON, as Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.      The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.04(d) of the Credit Agreement.

ALLEGIANT TRAVEL COMPANY

By: ______________________________
Name:
Title: Chief Financial Officer

H-1

EXHIBIT I
FORM OF

AIRCRAFT SECURITY AGREEMENT

I-1

EXHIBIT J
FORM OF

INTERCOMPANY NOTE

Note Number:  ______ Dated:__________, 20__

FOR VALUE RECEIVED, ALLEGIANT TRAVEL COMPANY, a Nevada corporation (“Borrower”) and certain Subsidiaries of Borrower (collectively, the “Group Members” and each, a “Group Member”) which is a party to this subordinated intercompany note (this “Promissory Note”) promises to pay to the order of such other Group Member as it makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee.  The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement dated as of ________ [__], 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Borrower, the Lenders party thereto from time to time, CITADEL SECURITIES TRADING LLC, as Administrative Agent, and THE BANK OF NEW YORK MELLON, as Collateral Agent.  For purposes of this Promissory Note, (i) “Secured Obligations” means “Obligations” as defined in the Guarantee and Collateral Agreement, dated as of ________, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by Borrower and certain of its Subsidiaries in favor of the Collateral Agent, (the “Collateral Agent”), (ii) “Secured Parties” means “Secured Parties” as defined in the Guarantee and Collateral Agreement, and (iii) “Loan Documents” means “Loan Documents” as defined in the Guarantee and Collateral Agreement.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee.  Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee.  Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable.  Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds.  Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Loan Documents to which such Payee is a party.  Each Payor acknowledges and agrees that after the occurrence of and during the continuation of an Event of Default (as defined in each Loan Document), the Collateral Agent and the other Secured Parties may exercise all the rights of each Payee under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Secured Obligations until all of the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Loan Document have been terminated; provided, that each Payor may make payments to the applicable Payee so long as no Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Loan Documents.  Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether constituting part of the security or collateral given to any Secured Party to secure payment of all or any part of the Secured Obligations or otherwise) shall be and hereby are subordinated to the rights of the Secured Parties in such assets.  Except as expressly permitted by the Loan Documents, the Payees shall have no right to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all Commitments have been expired or terminated.

After the occurrence of and during the continuation of an Event of Default, if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation (other than a liquidation or dissolution into another Group Menber), bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Loan Documents) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application to any of the Secured Obligations due or to become due, until the date on which the Secured Obligations shall have been performed and paid in full and all commitments to extend credit under any Loan Document shall have expired or been terminated.  After the occurrence of and during the continuation of an Event of Default, each Payee irrevocably authorizes, empowers and appoints the Collateral Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Collateral Agent’s own name or in the name of such Payee or otherwise, as the Collateral Agent (acting at the written direction of the Required Lenders) may deem necessary or advisable for the enforcement of this Promissory Note.  After the occurrence of and during the continuation of an Event of Default, each Payee also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Collateral Agent.  After the occurrence of and during the continuation of an Event of Default, the Collateral Agent (acting at the written direction of the Required Lenders) may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations.  Upon the occurrence and during the continuation of any Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable), and all Commitments to extend credit under any Loan Document have expired or been terminated, such Payee shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Collateral Agent’s judgment), for application to any of the Secured Obligations due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties.  Upon the occurrence and during the continuance of an Event of Default, if such Payee fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.  Each Payee agrees that until the Secured Obligations have been performed and paid in full and all Commitments to extend credit under any Loan Document have expired or been terminated, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than another Group Member or in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement or otherwise) any claim such Payee has or may have against any Payor, (ii) upon the occurrence and during the continuance of an Event of Default, discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Promissory Note.

The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member except with the consent of the Collateral Agent, such consent not to be unreasonably withheld.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder.  This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Payor has caused this Intercompany Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

[GROUP MEMBERS] By: _____________________________
Name:
Title:

Schedule A

TRANSACTIONS
UNDER
INTERCOMPANY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ________________________ all of its right, title and interest in and to the Intercompany Note, dated _____________, 20__ (as amended, supplemented or otherwise modified from time to time, the “Promissory Note”), made by ALLEGIANT TRAVEL COMPANY, and certain Subsidiaries of Allegiant Travel Company or any other Person that is or becomes a party thereto, and payable to the undersigned.  This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Loan Documents on the date of the Promissory Note.  From time to time after the date thereof, additional Subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement.  Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof.  Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder.  This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

Dated:  ___________________

[GROUP MEMBERS]

By:	____________________________
Name:
Title

J-7